Exhibit 10.2

QUANEX CORPORATION

EMPLOYEE SAVINGS PLAN

Amendment and Restatement
Effective January 1, 2002

QUANEX CORPORATION EMPLOYEE SAVINGS PLAN

THIS AGREEMENT adopted by Quanex Corporation, a Delaware corporation (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, effective April 1, 1986, the Sponsor established Quanex Corporation Employee Savings Plan (the “Plan”);

WHEREAS, the Plan is intended to be a profit sharing plan; and

WHEREAS, the Sponsor desires to amend and restate the Plan;

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety as set forth below.

TABLE OF CONTENTS

Section
ARTICLE I - DEFINITIONS

Account	1.01
Active Service	1.02
Affiliated Employer	1.03
Annual Compensation	1.04
Annuity Starting Date	1.05
Applicable Distribution Period	1.06
Beneficiary or Beneficiaries	1.07
Board	1.08
Catch-up Eligible Participant	1.09
Claimant	1.10
Code	1.11
Committee	1.12
Considered Compensation	1.13
Contribution	1.14
Direct Rollover	1.15
Disability	1.16
Distributee	1.17
Distribution Calendar Year	1.18
Eligible Employee	1.19
Eligible Retirement Plan	1.20
Eligible Rollover Distribution	1.21
Employee	1.22
Employer or Employers	1.23
Entry Date	1.24
ERISA	1.25
Final Section 401(a)(9) Regulations	1.26
Five Percent Owner	1.27
Forfeitable Interest	1.28
Highly Compensated Employee	1.29
Hour of Service	1.30
Leased Employee	1.31
Maternity or Paternity Absence	1.32
Nonforfeitable Interest	1.33
Non-Highly Compensated Employee	1.34
Participant	1.35
Period of Service	1.36
Period of Severance	1.37
Plan	1.38
Plan Year	1.39
Qualified Domestic Relations Order	1.40

i

Regulation	1.41
Required Beginning Date	1.42
Retirement Age	1.43
Rollover Contribution	1.44
Section 401(a)(9) Beneficiary	1.45
Separation From Service	1.46
Severance From Service Date	1.47
Severs Service	1.48
Sponsor	1.49
Sponsor Stock	1.50
Spouse	1.51
Trust	1.52
Trustee	1.53
Valuation Date	1.54

ARTICLE II - ELIGIBILITY

Eligibility Requirements	2.01
Early Participation for Rollover Purposes	2.02
Eligibility Upon Reemployment	2.03
Cessation of Participation	2.04
Recommencement of Participation	2.05

ARTICLE III – CONTRIBUTIONS

Salary Deferral Contributions	3.01
Catch-up Salary Deferral Contributions	3.02
After-Tax Contributions	3.03
Matching Contributions	3.04
Supplemental Contributions	3.05
Rollover Contributions and Plan-to-Plan Transfers	3.06
QNECS – Extraordinary Employer Contributions	3.07
Restoration Contributions	3.08
Restorative Payments	3.09
Nondeductible Contributions Not Required	3.10
Form of Payment of Contributions	3.11
Deadline for Payment of Contributions	3.12
Return of Contributions for Mistake, Disqualification or Disallowance of Deduction	3.13

ARTICLE IV – ALLOCATION AND VALUATION OF ACCOUNTS

Information Statements from Employer	4.01
Allocation of Salary Deferral Contributions	4.02
Allocation of Catch-up Salary Deferral Contributions	4.03
Allocation of After-Tax Contributions	4.04
Allocation of Matching Contributions	4.05
Allocation of Supplemental Contributions	4.06
Allocation of QNECs	4.07

Allocation of Forfeitures	4.08
Valuation of Accounts	4.09
No Rights Unless Otherwise Prescribed	4.10

ARTICLE V - BENEFITS

Retirement Benefit	5.01
Death Benefit	5.02
Distribution Method	5.03
Immediate Payment of Small Amount Upon Separation From Service	5.04
Direct Rollover Option	5.05
Time of Distribution	5.06
Consent to Distribution	5.07
Information Provided to Participants	5.08
Designation of Beneficiary	5.09
Distributions to Minors and Incapacitated Persons	5.10
Distributions Pursuant to Qualified Domestic Relations Orders	5.11
Claims Review Procedures; Claims Appeal Procedures	5.12
Disability Benefit Claims Review and Appeal Procedures	5.13

ARTICLE VI – IN-SERVICE DISTRIBUTIONS

In-Service Financial Hardship Distributions	6.01
In-Service Distributions of After-Tax Contributions, Matching Contributions and Supplemental Contributions	6.02
Method of Payment	6.03

ARTICLE VII – VESTING

ARTICLE VIII – FORFEITURES AND RESTORATIONS

Forfeiture on Termination of Participation	8.01
Restoration of Forfeited Amounts	8.02
Forfeitures by Lost Participants or Beneficiaries	8.03

ARTICLE IX – ACTIVE SERVICE

General	9.01
Disregard of Certain Service	9.02
Certain Brief Absences Counted as Active Service	9.03
Service Credit Required by Law	9.04
Special Maternity or Paternity Absence Rules	9.05
Employment Records Conclusive	9.06

ARTICLE X – INVESTMENT ELECTIONS

Investment Funds Established	10.01
Election Procedures Established	10.02

ARTICLE XI – ADOPTION OF PLAN BY OTHER EMPLOYERS

Adoption Procedure	11.01
No Joint Venture Implied	11.02
All Trust Assets Available to Pay All Benefits	11.03
Qualification a Condition Precedent to Adoption and Continued Participation	11.04

ARTICLE XII – AMENDMENT AND TERMINATION

Right to Amend and Limitations Thereon	12.01
Mandatory Amendments	12.02
Withdrawal of Employer	12.03
Termination of Plan	12.04
Partial or Complete Termination or Complete Discontinuance of Contributions	12.05

ARTICLE XIII– MISCELLANEOUS

Plan Not an Employment Contract	13.01
Benefits Provided Solely From Trust	13.02
Assignments Prohibited	13.03
Requirements Upon Merger or Consolidation of Plans	13.04
Gender of Words Used	13.05
Severability	13.06
Reemployed Veterans	13.07
Limitations on Legal Actions	13.08
Governing Law	13.09

APPENDIX A - LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

APPENDIX B - TOP-HEAVY REQUIREMENTS

APPENDIX C – ADMINISTRATION OF THE PLAN

APPENDIX D – FUNDING

ARTICLE I

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

1.01         “Account” means all ledger accounts pertaining to a Participant or former Participant which are maintained by the Committee to reflect the Participant’s or former Participant’s interest in the Trust.  The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary to reflect the entire interest of the Participant or former Participant in the Trust.  Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust, if any, and the appreciation or depreciation of the assets in the Trust and the income earned or loss incurred on the assets in the Trust attributable to the Contributions and/or other amounts transferred to the Account.

(a)           Salary Deferral Contribution Account – the Participant’s or former Participant’s before-tax contributions, if any, made pursuant to Section 3.01.

(b)           Catch-up Salary Deferral Account – the Participant’s or former Participant’s before-tax contributions, if any, made pursuant to Section 3.02.

(c)           After-Tax Contribution Account – the Participant’s or former Participant’s after-tax contributions, if any, made pursuant to Section 3.03.

(d)           Matching Contribution Account – the Employer’s matching contributions, if any, made pursuant to Section 3.04.

(e)           Supplemental Contribution Account – the Employer’s contributions, if any, made pursuant to Section 3.05.

(f)            QNEC Account – the Employer’s contributions, known as “qualified nonelective employer contributions”, made as a means of passing the actual deferral percentage test set forth in section 401(k) of the Code or the actual contribution percentage test set forth in section 401(m) of the Code.

(g)           Rollover Account –  funds transferred from another qualified plan or individual retirement account for the benefit of a Participant or former Participant.

1.02         “Active Service” means the Periods of Service which are counted for eligibility and vesting purposes as calculated under Article IX.

1.03         “Affiliated Employer” means the Employer and any employer which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Employer, or which is required to be aggregated with the Employer under section 414(o) of the Code.  For purposes of the limitation on allocations contained in Appendix A, the definition of Affiliated Employer is modified by substituting the phrase “more than 50 percent” in place of the phrase “at least 80 percent” each place the latter phrase appears in section 1563(a)(1) of the Code.

1.04         “Annual Compensation” means the Employee’s wages from the Affiliated Employers as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) modified by including elective contributions under a cafeteria plan maintained by an Affiliated Employer that are excludable from the Employee’s gross income pursuant to section 125 of the Code, elective contributions under a qualified transportation fringe benefit plan maintained by an Affiliated Employer that are excludable from the Employee’s gross income pursuant to section 132(f)(4) of the Code and elective contributions made on behalf of the Employee to any plan maintained by an Affiliated Employer that is qualified under or governed by section 401(k), 408(k), or 403(b) of the Code.  Except for purposes of Section A.4.1 of Appendix A of the Plan, Annual Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) will be disregarded.  If the Plan Year is ever less than twelve months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12).

1.05         “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit payable in the form of a lump sum, the date on which the Trustee disburses the lump sum.

1.06         “Applicable Distribution Period” means:

(a)           Distributions During the Participant’s or former Participant’s Life.  For Distribution Calendar Years commencing on or after January 1, 2003, up to and including the Distribution Calendar Year that includes the Participant’s or former Participant’s death, the “Applicable Distribution Period” is the Participant’s or former Participant’s life expectancy determined using the Uniform Lifetime Table in Regulation section 1.401(a)(9)-9 for his age as of his birthday in the relevant Distribution Calendar Year.  However, if the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary for the entire Distribution Calendar Year is his Spouse, for distributions during his lifetime, his “Applicable Distribution Period” shall not be less than the joint life expectancy of him and his Spouse using his and his Spouse’s attained ages as of his and his Spouse’s birthdays in the Distribution Calendar Year.

(b)           Distributions after the Participant’s or former Participant’s Death.  Effective for Distribution Calendar Years commencing on or after January, 1, 2003, if a Participant or former Participant dies on or after his Required Beginning Date, the “Applicable Distribution Period” for Distribution Calendar Years after the Distribution Calendar Year containing the Participant’s or former Participant’s date of death is the longer of the remaining life expectancy of his Section 401(a)(9) Beneficiary (if any) determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the Section 401(a)(9) Beneficiary in the year following the year of the former Participant’s death, reduced by one for each subsequent year) or the remaining life expectancy of the  former Participant determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the former Participant in the year of death, reduced by one or each subsequent year).  However, if the former Participant’s surviving Spouse is the former Participant’s sole Section 401(a)(9) Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the former Participant’s death using the surviving Spouse’s age as the surviving Spouse’s birthday in that year; and for distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the surviving Spouse’s birthday in the calendar year of the surviving Spouse’s death, reduced by one for each subsequent calendar year.

(c)           Distribution Calendar Years Commencing Before January 1, 2003.  For Distribution Calendar Years commencing before January 1, 2003, “Applicable Distribution Period” means the period of time computed in accordance with the applicable rules specified in Section 5.06(g).

1.07         “Beneficiary” or “Beneficiaries” means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Participant’s or former Participant’s estate, designated by the Participant or former Participant to receive the benefits payable under the Plan upon his death.

1.08         “Board” or “Board of Directors” means the board of directors of the Sponsor.

1.09         “Catch-up Eligible Participant” means a Participant who is age 50 or who is projected to attain the age of 50 by December 31 of the applicable Plan Year.

1.10         “Claimant” means a Participant, former Participant or Beneficiary, as applicable.

1.11         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.12         “Committee” means the committee appointed by the Sponsor to administer the Plan.

1.13         “Considered Compensation”  means Annual Compensation paid to a Participant by an Affiliated Employer for a Plan Year, reduced  by all of the following items (even if includable in gross income): all reimbursements or other expense allowances (such as the payment of moving expenses or automobile mileage reimbursements), cash and noncash fringe benefits (such as the use of an automobile owned by the Employer, club memberships, tax gross-ups, attendance and safety awards, fitness reimbursements, housing allowances, financial planning benefits and Beneflex dollars), deferred compensation (such as amounts realized upon the exercise of a nonqualified stock option or upon the premature disposition of an incentive stock option, pay for accrued vacation upon Separation From Service, amounts realized when restricted property or other property held by a Participant either becomes freely transferable or no longer subject to a substantial risk of forfeiture under section 83 of the Code), and welfare benefits (such as severance pay).  An Employee’s Considered Compensation paid to him during any period in which he is not eligible to participate in the Plan under Article II shall be disregarded.  Considered Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) will be disregarded.  If the Plan Year is ever less than twelve months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12).

1.14         “Contribution” means the total amount of contributions made under the terms of the Plan.  Each specific type of Contribution shall be designated by the type of contribution made as follows:

(a)           Salary Deferral Contribution – a before-tax contribution made by the Employer pursuant to Section 3.01 and the Employee’s salary deferral agreement.

(b)           Catch-up Salary Deferral Contribution – a contribution made by the Employer pursuant to Section 3.02 and the Participant’s salary deferral agreement.

(c)           After-Tax Contribution – an after-tax contribution made by the Employee.

(d)           Matching Contribution – a contribution made by the Employer pursuant to Section 3.04.

(e)           Supplemental Contribution – a contribution made by the Employer pursuant to Section 3.05.

(f)            QNEC – an extraordinary contribution, known as a “qualified nonelective employer contribution”,  made by the Employer as a means of passing the actual deferral percentage test set forth in section 401(k) of the Code or the actual contribution percentage test set forth in section 401(m) of the Code.

(g)           Rollover Contribution – a contribution made by a Participant which consists of any part of an eligible rollover distribution (as defined in section 402 of the Code) from a qualified employee trust described in section 401(a) of the Code.

1.15         “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.16         “Disability” means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Participant or former Participant from earning a reasonable livelihood with any Affiliated Employer and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Participant or former Participant was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Participant or former Participant receives a military pension.

1.17         “Distributee” means an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.

1.18         “Distribution Calendar Year” A calendar year for which a minimum distribution is required to be made to a Participant or former Participant under section 401(a)(9) of the Code and Department of Treasury Regulations thereunder.  If a Participant’s or former Participant’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he attains age 70½, his first Distribution Calendar Year is the calendar year in which he attains age 70½.  If a Participant’s or former Participant’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he incurs a Separation From Service, his first Distribution Calendar Year is the calendar year in which he incurs a Separation From Service.

1.19         “Eligible Employee” means an Employee who is classified by the Employer as (1) working at the Sponsor’s Corporate Office in Houston, Texas; (2) working at or for the Sponsor’s MACSTEEL group office in Jackson, Michigan and compensated on a salaried basis; (3) working at or for the Sponsor’s MACSTEEL operating unit in Jackson, Michigan and compensated on a salaried basis; (4) working at or for the Sponsor’s MACSTEEL operating unit in Fort Smith, Arkansas and compensated on a salaried basis; or (5) working at or for the Sponsor’s MACSTEEL Heat Treating operating unit in Huntington, Indiana.

1.20         “Eligible Retirement Plan” means (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in section 403(a) of the Code, (d) a qualified plan described in section 401(a) of the Code that is a defined contribution plan that accepts the Distributee’s Eligible Rollover Distribution, (e) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code but only if the plan agrees to separately account for amounts rolled into such plan, or (f) an annuity contract described in section 403(b) of the Code.

1.21         “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless the Eligible Retirement Plan to which the distribution is transferred (1) agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is not includable in gross income or (2) is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract); and, (d) a distribution from any of the Participant’s Accounts due to a financial hardship of the Participant.

1.22         “Employee” means, except as otherwise specified in this Section, all common law employees of an Affiliated Employer and all Leased Employees.

1.23         “Employer” or “Employers” means the Sponsor and any other business organization that adopts the Plan.

1.24         “Entry Date” means the first day of each calendar quarter, January 1, April 1, July 1, and October 1.

1.25         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.26         “Final Section 401(a)(9) Regulations” means the final Department of Treasury Regulations issued under section 401(a)(9) of the Code which were published in the Federal Register on April 17, 2002.

1.27         “Five Percent Owner” means an Employee who is a five percent owner as defined in section 416(i) of the Code.

1.28         “Forfeitable Interest” means a Participant’s or former Participant’s nonforfeitable interest in amounts credited to his Account determined in accordance with Article VII.

1.29         “Highly Compensated Employee” means an Employee or an Affiliated Employer who, during the Plan Year or the preceding Plan Year, (a) was at any time a Five Percent Owner at any time during the Plan Year or the preceding Plan Year or (b) had Annual Compensation from the Affiliated Employers in excess of $80,000.00 (as adjusted from time to time by the Secretary of the Treasury) for the preceding Plan Year.

1.30         “Hour of Service” means each hour that an Employee is paid or entitled to payment by an Affiliated Employer for the performance of duties.

1.31         “Leased Employee” means any person who (a) is not a common law employee of an Affiliated Employer, (b) pursuant to an agreement between an Affiliated Employer and any other person, has performed services for an Affiliated Employer (or for an Affiliated Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full–time basis for a period of at least one year and (c) performs the services under primary direction and control of the recipient.

1.32         “Maternity or Paternity Absence” means a period in which an Employee is absent from work (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (d) for purposes of caring for such child for a period immediately following such birth or placement for adoption.

1.33         “Nonforfeitable Interest” means a Participant’s or former Participant’s nonforfeitable interest in amounts credited to his Account determined in accordance with Article VII.

1.34         “Non–Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.35         “Participant” means an Employee who is eligible to participate in the Plan under the provisions of Article II.

1.36         “Period of Service” means a period of employment with an Affiliated Employer which commences on the later of (1) April 1, 1986 or (2) the day on which an Employee performs his initial Hour of Service or performs his initial Hour of Service after he Severs Service, whichever is applicable, and ends on the date the Employee subsequently Severs Service.

1.37         “Period of Severance” means the period of time commencing on the Employee’s Severance From Service Date and ending on the date the Employee subsequently performs an Hour of Service.

1.38         “Plan” means the Quanex Corporation Employee Savings Plan, as amended from time to time.

1.39         “Plan Year” means the calendar year.

1.40         “Qualified Domestic Relations Order” means a domestic relations order which the Committee has determined constitutes a qualified domestic relations order within the meaning of section 414(p) of the Code.

1.41         “Regulation” means the Department of Treasury regulation specified, as it may be changed from time to time.

1.42         “Required Beginning Date” means:

(a)           in the case of an individual who is not a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70½, the Required Beginning Date is April 1 of the calendar year following the later of (1) the calendar year in which the individual attains age 70½, or (2) the calendar year in which the individual incurs a Separation From Service;

(b)           in the case of an individual who is a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70½, the Required Beginning Date is April 1 of the calendar year following the calendar year in which he attains age 70½; and

(c)           notwithstanding subsection (a), in the case of an individual who attained age 70½ prior to January 1, 2001, the Required Beginning Date is April 1 of the calendar year following the calendar year in which the individual attained age 70½.

1.43         “Retirement Age” means age 65.

1.44         “Rollover Contribution” means the amount contributed by a Participant of the Plan which consists of any part of an Eligible Rollover Distribution from a qualified employee trust described in section 401(a) of the Code other than an amount that is not includable in the Participant’s gross income.

1.45         “Section 401(a)(9) Beneficiary” means an individual who is a Participant’s or former Participant’s Beneficiary on the date of the Participant’s or former Participant’s death and (unless the Beneficiary dies after the date of the Participant’s or former Participant’s death and before September 30 of the following calendar year without disclaiming benefits under the Plan) who remains a Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s or former Participant’s death.  If the Participant’s or former Participant’s Beneficiary is a trust, an individual beneficiary of the trust may be a Section 401(a)(9) Beneficiary of the Participant or former Participant if the requirements of Regulation Section 1.401(a)(9)-4 are satisfied

1.46         “Separation From Service” means an individual’s termination of employment with an Affiliated Employer without commencing or continuing employment with any other Affiliated Employer.

1.47         “Severance From Service Date” means the earlier of the date of the Employee’s Separation From Service, or the first anniversary of the date on which the Employee is absent from service (with or without pay) for any reason other than his Separation From Service or a Maternity or Paternity Absence, such as vacation, holiday, sickness, or leave of absence.  The Severance From Service Date of an Employee who is absent beyond the first anniversary of his first day of absence by reason of a Maternity or Paternity Absence is the second anniversary of the first day of the absence.

1.48         “Severs Service” means the occurrence of a Participant’s or former Participant’s Severance From Service Date.

1.49         “Sponsor” means Quanex Corporation, a Delaware corporation.

1.50         “Spouse” means the person to whom the Participant or former Participant is married under applicable local law.  In addition, to the extent provided in a Qualified Domestic Relations Order, a surviving former spouse of a Participant or former Participant will be treated as the Spouse of the Participant or former Participant, and to the same extent any current spouse of the Participant or former Participant will not be treated as a Spouse of the Participant or former Participant. For purposes of Section 5.06, a former Spouse to whom all or a portion of a Participant’s or former Participant’s Plan benefit is payable under a Qualified Domestic Order shall, to that extent, be treated as a Spouse or surviving Spouse regardless of whether the Qualified Domestic Relations Order specifically provides that the former Spouse is to be treated as the Spouse for purposes of Sections 401(a)(11) and 417 of the Code.

1.51         “Sponsor Stock” means the common stock of the Sponsor or such other publicly-traded stock of an Affiliated Employer as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

1.52         “Trust” means the trust estate created to fund the Plan.

1.53         “Trustee” means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any successor appointed by the Sponsor.

1.54         “Valuation Date” means each business day of the Plan Year.

ARTICLE II

ELIGIBILITY

2.01         Eligibility Requirements.  Each Eligible Employee shall be eligible to participate in the Plan beginning on the Entry Date that occurs with or next follows the date on which the Eligible Employee completes 90 days of Active Service.  However, an Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employees’ representative and the Employer shall be excluded, even if he has met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees’ representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in the Plan.  In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan’s qualified status is dependent upon coverage of the Leased Employee.  An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and receives no earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) is not eligible to participate in the Plan.  An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and who does receive earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) all of which is exempt from United States income tax under an applicable tax convention is not eligible to participate in the Plan.  During any period in which an individual is classified by an Employer as an independent contractor with respect to such Employer, the individual is not eligible to participate in the Plan (even if he is subsequently reclassified by the Internal Revenue Service as a common law employee of the Employer and the Employer acquiesces to the reclassification).  Finally, an Employee who is employed outside the United States is not eligible to participate in the Plan unless the Committee elects to permit him to participate in the Plan.

2.02         Early Participation for Rollover Purposes.  An Employee who satisfies the eligibility requirements specified in Section 2.01 other than the service requirement shall be eligible to make Rollover Contributions to the Plan on the Entry Date next following (not coincident with) the date on which he completes an Hour of Service.

2.03         Eligibility Upon Reemployment.  If an Employee incurs a Separation From Service prior to the date he initially begins participating in the Plan, he shall be eligible to begin participation in the Plan on the later of the date he would have become a Participant if he did not incur a Separation From Service or the date on which he performs an Hour of Service after he incurs a Separation From Service.  Subject to Section 2.04, once an Employee becomes a Participant, his eligibility to participate in the Plan shall continue until he Severs Service.

2.04         Cessation of Participation.  An individual who has become a Participant will cease to be a Participant on the earliest of the date on which he (a) Severs Service, (b) is transferred from the employ of an Employer to the employ of an Affiliated Employer that has not adopted the Plan, (c) becomes included in a unit of employees covered by a collective bargaining agreement that does not require coverage of those employees under the Plan, (d) becomes a Leased Employee, or (e) becomes included in another classification of Employees who, under

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the terms of the Plan, are not eligible to participate.  Under these circumstances, the Participant’s Account becomes frozen; he cannot contribute to the Plan or share in the allocation of any Contributions for the frozen period.  However, his Accounts shall continue to share in any Plan income allocable to his Accounts during the frozen period of time.

2.05         Recommencement of Participation.  A former Participant will again become a Participant on the day on which he again becomes included in a classification of Employees that, under the terms of the Plan, is eligible to participate.

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ARTICLE III

CONTRIBUTIONS

3.01         Salary Deferral Contributions.  Each Employer shall make a Salary Deferral Contribution in an amount equal to the amount by which the Considered Compensation of its Employees who are Participants was reduced on a pre–tax basis pursuant to salary deferral agreements (excluding amounts of Considered Compensation deferred pursuant to Section 3.02 that are properly characterized as Catch-up Salary Deferral Contributions).  Any such salary deferral agreement shall be an agreement in a form satisfactory to the Committee to prospectively receive Considered Compensation from the Employer in a reduced amount and to have the Employer contribute an amount equal to the amount of the reduction to the Trust on account of the Participant.  Any such salary deferral agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Participant of the amount required to be contributed to the Trust.  A Participant’s or former Participant’s right to benefits attributable to Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable.

The maximum amount a Participant may elect to reduce his Considered Compensation under his salary deferral agreement and have contributed to the Plan on a pre–tax basis shall be determined by the Committee, in its sole discretion from time to time.  The election to have Salary Deferral Contributions made, the ability to change the rate of Salary Deferral Contributions, the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined by the Committee from time to time.

3.02         Catch-up Salary Deferral Contributions.  The Employer shall make a Catch-up Salary Deferral Contribution in an amount equal to the amounts by which its Catch-up Eligible Participants’ Considered Compensation was reduced as a result of salary deferral agreements authorizing Catch-up Salary Deferral Contributions (to the extent that their deferrals are properly characterized as Catch-up Salary Deferral Contributions).  Any such salary deferral agreement shall be an agreement in a form satisfactory to the Committee to prospectively receive Considered Compensation from the Employer in a reduced amount and to have the Employer contribute an amount equal to the amount of the reduction to the Trust on behalf of the Catch-up Eligible Participant.  Further, any such salary deferral agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Participant of the amount required to be contributed to the Trust.  A Participant’s or former Participant’s right to benefits derived from Catch-up Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable.

Catch-up Salary Deferral Contributions on behalf of a Catch-up Eligible Participant shall be permitted to the extent that the Catch-up Salary Deferral Contributions do not exceed the lesser of (a) the “applicable dollar amount” under section 414(v) of the Code for the Plan Year (as adjusted from time to time by the Secretary of Treasury), or (b) an amount equal to the Participant’s Annual Compensation for the Plan Year minus the Catch-up Eligible Participant’s Salary Deferral Contributions for the Plan Year.

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A final determination as to whether amounts deferred under the Plan by a Catch-up Eligible Participant are properly characterized as Salary Deferral Contributions or Catch-up Salary Deferral Contributions for a Plan Year shall be made as of the end of the Plan Year.  To the extent that amounts deferred under the Plan on a pre-tax basis at the election of a Catch-up Eligible Participant exceed the least of (a) the lowest statutory limit on Salary Deferral Contributions (including limits imposed under sections 401(a)(30) and 415 of the Code), (b) the maximum limitation on Salary Deferral Contributions, if any, imposed by the Committee pursuant to Section 3.01, or (c) the highest amount of Salary Deferral Contributions on behalf of the Catch-up Eligible Participant that may be retained in the Plan under the rules of section 401(k)(8)(C) of the Code, the amounts deferred shall be characterized as Catch-up Salary Deferral Contributions.  Any amounts deferred under the Plan  on a pre-tax basis at the election of a Catch-up Eligible Participant that are not properly characterized as Catch-up Salary Deferral Contributions pursuant to the rules of the preceding sentence shall be characterized as Salary Deferral Contributions for all purposes under the Plan.

3.03         After–Tax Contributions.  To the extent permitted by the Committee, each Participant may make voluntary after–tax contributions to the Plan through payroll deductions or in a lump sum in cash.  A Participant’s or former Participant’s right to benefits attributable to After–Tax Contributions made to the Plan on his behalf shall be nonforfeitable.

The maximum amount a Participant may elect to contribute to the Plan on an after–tax basis shall be determined by the Committee from time to time.  The election to have After–Tax Contributions made, the ability to change the rate of After–Tax Contributions, the right to suspend After–Tax Contributions, and the manner of commencing new After–Tax Contributions shall be permitted under any uniform method determined by the Committee from time to time.

3.04         Matching Contributions.  Each Employer will make a Matching Contribution on behalf of each of its Employees who is a Participant in an amount equal to 50 percent of the first five percent of such Participant’s Considered Compensation contributed to the Plan pursuant to such Participant’s Salary Deferral Contributions and After–Tax Contributions for the Plan Year.

3.05         Supplemental Contributions.  Each Employer may contribute for a Plan Year a Supplemental Contribution to be allocated among Participants in such amount, if any, as shall be determined by the Employer.   The rate of the Supplemental  Contribution need not be uniform among all divisions of the Employer.

3.06         Rollover Contributions and Plan–to–Plan Transfers.  The Committee may permit Rollover Contributions by Participants and/or direct transfers to or from another qualified plan on behalf of Participants from time to time.  If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those contributions and/or direct transfers must be made available to Participants on a nondiscriminatory basis.  For this purpose only, all Employees who are included in a classification of Employees who are eligible to participate in the Plan shall be considered to be Participants of the Plan even though they may not have met the Active Service requirements for eligibility.  However, they shall not be entitled to elect to have Salary Deferral Contributions made or to share in Employer Contributions or forfeitures unless and until they have met the requirements for eligibility, contributions and allocations.  A Rollover Contribution shall not be accepted unless it is directly

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rolled over to the Plan in a rollover described in section 401(a)(31) of the Code.  A Participant shall not be permitted to make a Rollover Contribution if the property he intends to contribute is for any reason unacceptable to the Trustee.  A Participant’s or former Participant’s right to benefits attributable to his Rollover Contributions made to the Plan shall be nonforfeitable.

3.07         QNECS - Extraordinary Employer Contributions.  Any Employer may make a QNEC in such amount, if any, as shall be determined by it.  A Participant’s or former Participant’s right to benefits attributable to QNECs made to the Plan on his behalf shall be nonforfeitable.  In no event will QNECs be distributed before Salary Deferral Contributions may be distributed from the Plan.

3.08         Restoration Contributions.  The Employer shall, for each Plan Year, make a restoration contribution in an amount equal to the sum of (a) such amount, if any, as shall be necessary to fully restore all Matching Contribution Accounts and Supplemental Contribution Accounts required to be restored pursuant to the provisions of Section 8.02 after the application of all forfeitures available for such restoration; plus (b) an amount equal in value to the value of forfeited benefits required to be restored under Section 8.03, after the application of all forfeitures available for such restoration.

3.09         Restorative Payments.  If due to an oversight or inadvertent error an Employer fails to make a Contribution to the Plan on behalf of a Participant or former Participant, as soon as administratively practicable following the Employer’s discovery of the error, the Employer shall make a restorative payment to the Plan on behalf of the Participant or former Participant in an amount equal to the amount of required Contributions the Employer should have made to the Plan on behalf of the Participant or former Participant plus interest thereon (both determined in a manner that is consistent with then current guidance from the Department of Treasury concerning such restorative payments) after the application of forfeitures available for such restoration.

3.10         Nondeductible Contributions Not Required.  Notwithstanding any other provision of the Plan, no Employer shall be required to make any contribution that would be a “nondeductible contribution” within the meaning of section 4972 of the Code.

3.11         Form of Payment of Contributions.  Contributions may be paid to the Trustee either in cash or in qualifying employer securities (as such term is defined in section 407(d) of ERISA) or any combination thereof, provided that payment may not be made in any form constituting a prohibited transaction under section 4975 of the Code or section 406 of ERISA.

3.12         Deadline for Payment of Contributions.  Salary Deferral Contributions, Catch-up Salary Deferral Contributions, and After-Tax Contributions shall be paid to the Trustee in installments.  The installment for each payroll period shall be paid as soon as administratively feasible.  The Matching Contributions, Supplemental Contributions and QNECs for a Plan Year shall be paid to the Trustee in one or more installments, as the Employer may from time to time determine; provided, however, that such contributions may not be paid later than the time prescribed by law (including extensions thereof) for filing the Employer’s income tax return for its taxable year ending with or within such Plan Year.

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3.13         Return of Contributions for Mistake, Disqualification or Disallowance of Deduction.  Subject to the limitations of section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of Participants, former Participants and their Beneficiaries and the reasonable expenses of administering the Plan except:

(a)           any Employer Contribution made because of a mistake of fact may be repaid to the Employer within one year after the payment of the Contribution; and

(b)           all Employer Contributions are conditioned upon their deductibility under section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions may be repaid to the Employer within one year after the disallowance.

The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed.  Earnings which are attributable to any excess contribution cannot be repaid.  Losses attributable to an excess contribution must reduce the amount that may be repaid.  All repayments of Contributions made due to a mistake of fact or with respect to which a deduction is disallowed are limited so that the balance in a Participant’s or former Participant’s Account cannot be reduced to less than the balance that would have been in the Participant’s or former Participant’s Account had the mistaken amount or the amount disallowed never been contributed.

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ARTICLE IV

ALLOCATION AND VALUATION OF ACCOUNTS

4.01         Information Statements from Employer.  Upon request by the Committee, the Employer shall provide the Committee with a schedule setting forth the amount of its Salary Deferral Contribution, Supplemental Contribution, QNEC, and restoration contribution; the names of its Participants, the number of years of Active Service of each of its Participants and former Participants, the amount of Considered Compensation and Annual Compensation paid to each Participant and former Participant, and the amount of Considered Compensation and Annual Compensation paid to all its Participants and former Participants.  Such schedules shall be conclusive evidence of such facts.

4.02         Allocation of Salary Deferral Contributions.  The Committee or its designee shall allocate the Salary Deferral Contribution among the Participants by allocating to each  Participant the amount by which his Considered Compensation was reduced pursuant to a salary deferral agreement (as described in Section 3.01) and shall credit each such Participant’s share to his Salary Deferral Contribution Account.

4.03         Allocation of Catch-up Salary Deferral Contribution.  The Committee shall allocate the Catch-up Salary Deferral Contribution among the Participants by allocating to each  Participant the amount by which his Considered Compensation was reduced pursuant to a salary deferral agreement under Section 3.02 and shall credit each such Participant’s share to his Catch-up Salary Deferral Contribution Account.

4.04         Allocation of After-Tax Contributions.  The Committee or its designee shall allocate After-Tax Contributions made by a Participant in the amount of such After-Tax Contributions and shall credit such After-Tax Contributions to the Participant’s After-Tax Contribution Account.

4.05         Allocation of Matching Contributions.  The Committee or its designee shall separately allocate the Matching Contribution made by an Employer among the Employer’s Participants in the proportion which the matched Salary Deferral Contributions matched Catch-up Salary Deferral Contributions, and matched After–Tax Contributions of each such Participant bear to the total matched Salary Deferral Contributions, matched Catch-up Salary Deferral Contributions, and matched After–Tax Contributions of all such Participants.  Each Participant’s proportionate share shall be credited to his Matching Contribution Account.

4.06         Allocation of Supplemental Contributions.  For each Plan Year, the Committee or its designee shall allocate the Supplemental Contribution made by an Employer among the Participants who are employed by the Employer during the Plan Year, based upon each such Participant’s Considered  Compensation paid by the Employer as compared to the Considered Compensation for all such Participants employed by the Employer and eligible for the allocation.

4.07         Allocation of QNECs.  The  Committee or its designee shall separately allocate the QNEC among the Non–Highly Compensated Employees who are Participants based upon

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each such Participant’s Considered Compensation as compared to the Considered Compensation of all such Participants.

4.08         Allocation of Forfeitures.  At the time a forfeiture occurs pursuant to Article VIII, Section A.3.3 of Appendix A, the amount forfeited will first be used to reinstate any Account required to be reinstated under Article VIII, and any remaining amount will be applied to reduce the Employer’s obligation to make future Matching Contributions or Supplemental Contributions.  However, in no event will amounts forfeited pursuant to Section A.3.3 of Appendix A be allocated to the Accounts of Participants whose Matching Contributions are forfeited pursuant to Section A.3.3 of Appendix A.

4.09         Valuation of Accounts.  A Participant’s or former Participant’s Accounts shall be valued by the Trustee at fair market value on each Valuation Date.  The earnings and losses attributable to any asset in the Trust will be allocated solely to the Account of the Participant or former Participant on whose behalf the investment in the asset was made.  In determining the fair market value of the Participant’s or former Participant’s Accounts, the Trustee shall utilize such sources of information as it may deem reliable including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources which in the opinion of the Trustee will provide the price such assets were last traded at on a registered stock exchange; provided, however, that with respect to regulated investment company shares, the Trustee shall rely exclusively on information provided to it by the investment adviser to such funds.

4.10         No Rights Unless Otherwise Prescribed.  No allocations, adjustments, credits, or transfers shall ever vest in any Participant or former Participant any right, title, or interest in the Trust except at the times and upon the terms and conditions set forth in the Plan.

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ARTICLE V

BENEFITS

5.01         Retirement Benefit.  Upon his Separation From Service, a Participant or former Participant is entitled to receive his Nonforfeitable Interest in his Account balances.

5.02         Death Benefit.  If a Participant or former Participant dies, the death benefit payable to his Beneficiary shall be the Participant’s Nonforfeitable Interest in 100 percent of the remaining amount of his Account balances.

5.03         Distribution Method.  Any distribution under the Plan shall be made in the form of a single sum in cash.

5.04         Immediate Payment of Small Amount Upon Separation From Service.  Each Participant or  former  Participant whose Nonforfeitable Interest in his Account balance at the time of a distribution to him on account of his Separation From Service is, in the aggregate, less than or equal to $5,000.00, shall be paid in the form of an immediate single sum cash payment and/or as a Direct Rollover, as elected by him under section 5.05.  However, if a Distributee who is subject to this Section 5.04 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given direct rollover forms, he will be deemed to have elected to receive an immediate lump sum cash distribution of his entire Plan benefit.  If a Participant’s or former Participant’s Nonforfeitable Interest in his Account balance payable upon his Separation From Service is zero (because he has no Nonforfeitable Interest in his Account balance), he will be deemed to receive an immediate distribution of his entire Nonforfeitable Interest in his Account balance.

5.05         Direct Rollover Option.  To the extent required under Regulations, a Distributee has the right to direct that any portion of his Eligible Rollover Distribution will be directly paid to an Eligible Retirement Plan specified by him that will accept the Eligible Rollover Distribution.

5.06         Required Distributions.  Notwithstanding any other provision of the Plan, any benefit payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:

(a)           Required Distributions for Certain Persons Who are 70½ or Older.  Unless a Participant’s or former Participant’s entire Nonforfeitable Interest in his Plan benefit is distributed to him in a single sum no later than his Required Beginning Date or in the form of an annuity purchased from an insurance company, the Participant’s or former Participant’s Nonforfeitable Interest in his Plan benefit must begin to be distributed, not later than his Required Beginning Date, over the life of the Participant or former Participant, or the joint lives of the Participant or former Participant and his Section 401(a)(9) Beneficiary, or over a period not extending beyond the life expectancy of the Participant or former Participant or the joint and last survivor expectancy of the Participant or former Participant and his Section 401(a)(9) Beneficiary.  The distribution required to be made on or before the Participant’s or former Participant’s Required Beginning Date shall be the distribution required for his first Distribution

Calendar Year.  The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s or former Participant’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year.  In the case of a benefit payable in a form other than a single sum or an annuity purchased from an insurance company, the amount that must be distributed for a Distribution Calendar Year is an amount equal to the amount specified in Paragraph (b) of this Section 5.06.

(b)           Required Minimum Distributions.  If a Participant’s or former Participant’s Required Beginning Date is before the date on which he incurs a Separation From Service, the Participant or former Participant (if he is then alive) must be paid either the entire amount credited to his Account or annual distributions from the Plan in the amounts required under section 401(a)(9) of the Code and Regulations thereunder commencing no later than his Required Beginning Date until his entire interest under the Plan has been distributed under this Article X.  The distribution required to be made on or before the Participant’s or former Participant’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year.  The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s or former Participant’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year.  The amount that must be distributed for a Distribution Calendar Year is an amount equal to (1) the Participant’s or former Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year, increased by any contributions or forfeitures allocated and made to the Account during such immediately preceding calendar year after the Valuation Date, and decreased by distributions made during such immediately preceding calendar year after the Valuation Date, divided by (2) the Participant’s or former Participant’s Applicable Distribution Period.

(c)           Distribution Deadline for Death Benefit When Participant or Former Participant Dies Before His Distributions Begin.  If a Participant or former Participant dies before the date distribution of his Nonforfeitable Interest in his Plan benefit begins, his entire Nonforfeitable Interest in his Plan benefit will be distributed, or begin to be distributed, to his Section 401(a)(9) Beneficiary no later than as follows:

(1)           If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or former Participant died, or by December 31 of the calendar year in which the Participant or former Participant would have attained age 70 1/2 , if later.

(2)           If the Participant’s or former Participant’s surviving Spouse is not the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary and the payment of Plan death benefits to the Section 401(a)(9) Beneficiary will not be in the form of a single sum or a commercial annuity, then distributions to the Section 401(a)(9) Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or former Participant died.

(3)           If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9)  Beneficiary, and the payment of a Plan death benefit to the Section 401(a)(9) Beneficiary will be in the form of a single sum, then the Participant’s or former Participant’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or former Participant’s death.

(4)           If there is no Section 401(a)(9) Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s or former Participant’s death, then the Participant’s or former Participant’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or former Participant’s death.

(5)           If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary and the surviving Spouse dies after the Participant or former Participant but before distributions to the surviving Spouse begin, this Section 5.06(c), other than Section 5.06(c)(1), will apply as if the surviving Spouse were the Participant.

Unless the Participant’s or former Participant’s interest is distributed in the form of an annuity or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraph (b) of this Section 5.06.

(d)           Distribution of Death Benefit When Participant or Former Participant Dies On or After His Required Beginning Date.  If a Participant or former Participant dies on or after his Required Beginning Date, his Plan benefit must be distributed to his Section 401(a)(9) Beneficiary at least as rapidly as the method of payment of minimum required distributions being used as of the date of his death.

(e)           Limitations on Death Benefits.  Benefits payable under the Plan shall not be provided in any form that would cause a Participant’s or former Participant’s death benefit to be more than incidental. Any distribution required to satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.

(f)            Requirements in the Case of a Commercial Annuity.  If a Participant’s or former Participant’s Nonforfeitable Interest in his Plan benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract will be made in accordance with the requirements of section 401(a)(9) of the Code and Department of Treasury Regulations.

(g)           Compliance with Section 401(a)(9).  All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder, including, effective January 1, 2001, until January 1, 2003, Regulations that were proposed in January of 2001 but not including Regulations that were proposed prior to January of 2001; and including, effective January 1, 2003, the Final Section 401(a)(9) Regulations, including sections 1.401(a)(9)-1 through 1.401(a)(9)-9 of the Final

Section 401(a)(9) Regulations.  The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with section 401(a)(9) of the Code.

(h)           Compliance with Section 401(a)(9).  Unless the Participant or former Participant otherwise elects, the payment of benefits under the Plan to the Participant or former Participant will begin not later than the 60th day after the close of the Plan Year in which occurs the latest of (a) the date on which the Participant or former Participant attains the later of age 62 or Retirement Age, (b) the tenth anniversary of the year in which the Participant or former Participant commenced participation in the Plan, or (c) the Participant’ or former Participant’s Separation From Service.

5.07         Consent to Distribution.  Notwithstanding any other provision of the Plan, no benefit shall be distributed or commence to be distributed to a Participant or former Participant prior to his attainment of the later of age 62 or Retirement Age without his consent, unless the benefit is payable immediately under Section 5.04.  Any such consent shall be valid only if given not more than 90 days prior to the Participant’s or former Participant’s Annuity Starting Date and after his receipt of the notice regarding benefits described in Section 5.08(a).

5.08         Information Provided to Participants.  Information regarding the form of benefits available under the Plan shall be provided to Participants or former Participants in accordance with the following provisions:

(a)           General Information.  The Sponsor shall provide each Participant or former Participant with a written general explanation of the Participant’s or former Participant’s right, if any, to defer receipt of the distribution.

(b)           Time for Giving Notice.  The written general explanation or description regarding any optional forms of benefit available under the Plan shall be provided to a Participant or former Participant no less than 30 days and no more than 90 days before his Annuity Starting Date unless he legally waives this requirement.

(c)           Exception for Participants with Small Benefit Amounts.  Notwithstanding the preceding provisions of the Section, no information regarding any optional forms of benefit otherwise available under the Plan shall be provided to the Participant or former Participant if his benefit is payable in a single sum under Section 5.04.

5.09         Designation of Beneficiary.  Each Participant and former Participant has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries.  Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Participant or former Participant and filed with the Committee.  If no designation is on file at the time of a Participant’s or former Participant’s death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Participant’s or former Participant’s Spouse, if living, or if not, the executor, administrator or other personal representative of the Participant’s or former Participant’s estate.  If a Participant or former Participant is considered to be married under local law, his designation of any Beneficiary, other than his Spouse, shall not be valid unless the Spouse acknowledges in writing that the Spouse understands the effect of the Participant’s or former Participant’s beneficiary designation and consents to it.  The consent must be to a specific Beneficiary.  The written acknowledgement and consent must be filed with the Committee, signed by the Spouse and at least two witnesses, one of whom must be a member of the Committee or a notary public.  However, if the Spouse cannot be located or there exist other circumstances as described in sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Participant’s or former Participant’s Spouse’s acknowledgement and consent may be waived.  If a Beneficiary other than the Participant’s or former Participant’s Spouse is named, the designation shall become invalid if the Participant or former Participant is later determined to be married under local law, the Participant’s or former Participant’s missing Spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of his Spouse no longer exist.

5.10         Distributions to Minors and Incapacitated Persons.  If the Committee determines that any person to whom a payment is due is a minor or is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the Spouse, brother, sister or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative.  The Committee and the Trustee shall not be responsible to oversee the application of those payments.  Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and the Trust and the obligations of the Employer, the Trustee, the Trust and the Committee.

5.11         Distributions Pursuant to Qualified Domestic Relations Orders.  The Committee will instruct the Trustee to pay benefits in accordance with the terms of any order that has been determined, in accordance with Plan procedures, to be a Qualified Domestic Relations Order.  A Qualified Domestic Relations Order may require the payment of an immediate cash lump sum to an alternate payee even if the Participant or former Participant is not then entitled to receive an immediate payment of Plan benefits.

5.12         Claims Review Procedures; Claims Appeal Procedures.

(a)           Claims Review Procedures.  When a benefit is due, the Claimant should submit a claim to the Committee.  Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim.  If the Committee notifies the Claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim.  The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision.  If a claim is denied during the claims period, the Committee must notify the Claimant in writing, and the written notice must set forth in a manner calculated to be understood by the Claimant:

(i)            the specific reason or reasons for denial;

(ii)           specific reference to the Plan provisions on which the denial is based;

(iii)          a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)          an explanation of the Plan claims review procedures and time limits, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.

If a decision is not given to the Claimant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.

(b)           Claims Appeals Procedures. If a Claimant’s claim made pursuant to Section 5.12(a) is denied and he wants a review, he must apply to the Committee in writing.  That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits.  In addition, the Claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim.  For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations.  The Committee must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.  The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial.  The Committee can schedule any meeting with the Claimant or his representative that it finds necessary or appropriate to complete its review.

(c)           This Section 5.12 does not apply in connection with determinations as to whether a Participant or former Participant has incurred a Disability.  Rather, such determinations shall be subject to the procedures specified in Section 5.13.

5.13         Disability Benefit Claims Review and Appeal Procedures.

(a)           Disability Benefit Initial Determination Procedure.  In the case of a claim for Disability benefits, the Claimant should submit a claim to the office designated by the Committee to receive claims. Under normal circumstances, the Committee shall notify the Claimant of any Disability claims denial (wholly or partially) within 45 days after receipt of the claim.

The Committee retains the authority to unilaterally extend the initial 45 day Disability claims determination period by a period not to exceed an additional 30 days, if the Committee determines that such extension is necessary due to matters beyond the control of the Committee.  If the initial Disability claims determination period is extended by the unilateral action of the Committee, the Committee shall, prior to the expiration of the initial 45 day Disability claims determination period, notify the Claimant in writing of the extension and of the circumstances requiring the extension of the Disability claims determination period.

If, prior to the end of the first 30-day extension, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the extension period, the Disability claims determination period may be extended for an additional 30 days, provided the Committee, prior to the expiration of the first 30-day extension period, notifies the Claimant in writing of the circumstances requiring the extension and the date on which the Plan expects to render a decision.  In the case of any notice extending the Disability claims determination period, the notice must be in writing and shall specifically explain the standards on which the entitlement to a benefit is based; the unresolved issues that prevent a determination on a claim; additional information that is needed to resolve those issues; and, if additional information is required from the Claimant, a statement as to the amount of time the Claimant has to supply that information.

Calculation of Time Periods.   The period of time within which a Disability benefit determination is required to be made shall begin on that date the claim is filed in accordance with this Section, without regard to whether all the information necessary to make the Disability benefits determination accompanies the filing.  In the event the Disability claims determination period is extended due to the Claimant’s failure to submit information necessary to such determination, the Disability claims determination period shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The Claimant shall be afforded at least 45 days from receipt of the notice of extension to provide the specified information.  If the Claimant fails to supply the specified information within the 45-day period, the claim determination process shall continue and the specified information shall be deemed not to exist.

(b)           Disability Claims Appeal Procedure.  If a Claimant’s claim for a Disability benefit is denied (in whole or in part), he is entitled to a full and fair review of that denial.  A full and fair review of a Disability benefit claim denial shall provide the Claimant with 180 days from the receipt of any adverse claim determination to appeal the denial.  If the Claimant does not file an appeal within 180 days of the adverse claim determination, such denial becomes final.

Under the full and fair review, the Claimant shall be afforded an opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the reviewing fiduciary.  The Claimant shall be entitled to receive upon request and free of charge reasonable access to and copies of all information relevant to the claim. For purposes of a Disability benefit claim denial, the term “relevant” shall mean information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations.  For this purpose, the term “relevant” shall also include a statement of policy or guidance with respect to the Plan concerning the Disability benefit for the diagnoses of the Claimant, without regard to whether such advice or statement was relied upon in making the claims determination.  The review of a benefit claim denial shall not afford any deference to the initial adverse claim determination.

The review of the Disability claims denial shall be conducted by the appropriate named fiduciary who is neither the named fiduciary who made the initial adverse claim determination nor subordinate to such individual.

In reviewing a denial of a claim for a Disability benefit, in which the denial was based in whole or in part on medical judgement, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgement.  The health care professional consulted upon review of an adverse benefit claim denial shall be neither the health care professional that was consulted in connection with the adverse benefit determination that is the subject of the appeal nor a subordinate of any such individual.  The reviewing fiduciary shall provide the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant’s Disability benefit claim denial, without regard as to whether the advice was relied upon in making the benefit determination.

The appropriate reviewing fiduciary must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard as to whether the information was submitted or considered in the initial benefit determination.  The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial.  The reviewing fiduciary can schedule any meeting with the Claimant or his representative that it finds necessary or appropriate to complete its review.

If a timely request is made, the reviewing fiduciary shall notify the Claimant of the determination upon appeal within 45 days after receipt of the request for review (without regard to whether all the information necessary to make the benefit determination accompanies the filing).  The reviewing fiduciary retains the authority to unilaterally extend the initial 45-day review period by a period not to exceed an additional 45 days, if the fiduciary determines that special circumstances exist requiring additional time for reviewing the claim.  If the initial review period is extended by the unilateral action of the appropriate reviewing fiduciary, the fiduciary shall, prior to the expiration of the initial 45 day review period, notify the Claimant in writing of the extension.  The written notice of extension shall identify the special circumstances necessitating the extension and provide the anticipated date by which the Plan expects to render the determination on review.

Calculation of Time Periods Upon Appeal.   The period of time within which a determination on a Disability claims appeal is required to be made shall begin on that date the appeal is filed in accordance with this Section, without regard to whether all the information necessary to make the Disability benefits determination accompanies the filing.  In the event the Disability claims review period is extended due to the Claimant’s failure to submit information necessary to such determination, the Disability claims review period shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The Claimant shall be afforded at least 45 days from receipt of the notice of extension to provide the requested information.  If the Claimant fails to supply the requested information within the 45-day period, the claims review process shall continue and the specified information shall be deemed not to exist.

The reviewing fiduciary shall provide the Claimant with a written notice of the Plan’s benefit determination upon review.  The notice shall set forth the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under section 502(a) of ERISA.  The notice shall also include the following statement,

“You and the Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

If a decision is not given to the Claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

The request for review must be filed within 90 days after the denial.  If it is not, the denial becomes final.  If a timely request is made, the reviewing fiduciary must make its decision, under normal circumstances, within 60 days of the receipt of the request for review.  However, if the reviewing fiduciary notifies the Claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review.  The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision.  All decisions of the reviewing fiduciary must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under section 502(a) of ERISA.  If a decision is not given to the Claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

ARTICLE VI

IN-SERVICE DISTRIBUTIONS

6.01         In-Service Financial Hardship Distributions.

(a)           General.  Prior to his Separation From Service, a Participant is entitled to receive a distribution from his Salary Deferral Contribution Account (except for income that was not credited to his Salary Deferral Account as of December 31, 1988), his Catch-up Salary Deferral Contribution Account (except for income credited to his Catch-up Salary Deferral Contribution Account), his Rollover Account, his After-Tax Contribution Account, his Nonforfeitable Interest in his Matching Contribution Account and his Nonforfeitable Interest in his Supplemental Contribution Account in the event of an immediate and heavy financial need incurred by the Participant and the Committee’s determination that the withdrawal is necessary to alleviate that hardship.

(b)           Permitted Reasons For Financial Hardship Distributions.  A distribution shall be made on account of financial hardship only if the distribution is for:  (i) expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) payment of tuition and related educational fees for the next 12 months of post–secondary education for the Participant, his Spouse, children, or dependents (as defined in section 152 of the Code), (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence, or (v) any other event added to this list by the Commissioner of Internal Revenue.

(c)           Amount.  A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Participant and the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.  The amount of a Participant’s immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

(d)           Suspension of Participation in Certain Benefit Programs.  The Participant’s hardship distribution shall terminate his right to have the Employer make any Salary Deferral Contributions on his behalf until the next time Salary Deferral Contributions are permitted after (1) the lapse of 12 months following the hardship distribution, and (2) his timely filing of a written request to resume his Salary Deferral Contributions.  In addition, for 12 months after he receives a hardship distribution from the Plan, the Participant is prohibited from making elective contributions and employee contributions to or under all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code section 401(k) cash or deferred arrangements that are part of cafeteria plans described in section 125 of the Code.  However, the Participant is not

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prohibited from making contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code.

(e)           Order of Distributions.  Financial hardship distributions will be made in the following order:  First withdrawals will be made from the Participant’s After-Tax Contribution Account, then from his Rollover Contribution Account, then from his Matching Contribution Account, then from his Supplemental Contribution Account, then from his Salary Deferral Contribution Account, and finally, from his Catch-up Salary Deferral Contribution Account.  A Participant shall not be entitled to receive a financial hardship distribution of any amount credited to his QNEC Account.

6.02         In-Service Distribution of After-Tax Contributions, Matching Contributions and Supplemental Contributions.  Each Participant shall be entitled to withdraw a portion or all of his After-Tax Contribution Account and his Nonforfeitable Interest in his Matching Contribution Account and his Supplemental Contribution Account.  However, the minimum amount of the distribution permitted under this Section 6.02 shall be the lesser of $1,000.00 or the total amount which could otherwise be distributed under this Section 6.02.  Also, a Participant may make a withdrawal of a portion of his Nonforfeitable Interest in his Matching Contribution Account and his Supplemental Contribution Account only if the Participant has been a Participant in this Plan for five or more years or the amounts withdrawn from the Matching Contribution Account and his Supplement Contribution Account have been credited to his Account for a minimum of two years.  A Participant may not make another distribution request under this Section 6.02 until such Participant has made After-Tax Contributions and/or Salary Deferral Contributions for a period of twelve months or more after receiving his most recent distribution pursuant to this Section 6.02.

6.03         Method of Payment.  Any distribution made pursuant to this Article VI will be paid in the form of a single sum in cash.

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ARTICLE VII

VESTING

A Participant or former Participant has a fully Nonforfeitable Interest in his entire Account balance when he (a) incurs a Disability on or prior to the date of his Separation From Service, (b) attains his Normal Retirement Age on or prior to the date of his Separation From Service, or (c) incurs a Separation From Service due to death.  A Participant or former Participant shall at all times have a fully Nonforfeitable Interest in amounts credited to his Salary Deferral Contribution Account, his Catch-up Salary Deferral Contribution Account, his QNEC Account, his Rollover Account and his After-Tax Contribution Account.  A Participant or former Participant shall have a Nonforfeitable Interest in the following percentage of amounts credited to his Matching Contribution Account and his Supplemental Contribution Account:

Years of Active Service Completed by the Participant or Former Participant	Vested Percentage

Less than one	0

One but less than two	20

Two but less than three	40

Three but less than four	60

Four but less than five	80

Five or more	100

Subject to the possible application of Section B.2.3 of Appendix B or Section 12.05, except as specified above, a Participant or former Participant has no Forfeitable Interest in his Account balance and shall not be entitled to any benefits under the Plan upon or following his Separation From Service.

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ARTICLE VIII

FORFEITURES AND RESTORATIONS

8.01         Forfeiture on Termination of Participation.

(a)           If as a result of his Separation From Service a Participant or former Participant receives (or is deemed to receive under Section 5.04), a distribution of his entire Nonforfeitable Interest in his Account balance not later than the end of the second Plan Year following the Plan Year in which his Separation From Service occurs, the remaining Forfeitable Interest in his Account balance will be immediately forfeited upon the distribution.

(b)           If a Participant or former Participant neither receives nor is deemed to receive a distribution as a result of his Separation From Service, his Forfeitable Interest in his Account balance will be permanently forfeited (with no right of reinstatement under Section 8.02) on the later of the date of his Separation From Service or the date on which he has incurred a Period of Severance of five consecutive years.

8.02         Restoration of Forfeited Amounts.  If a Participant or former Participant who forfeited any portion of his Account balance pursuant to the provisions of Section 8.01 subsequently performs an Hour of Service, then the following provisions shall apply:

(a)           Repayment Requirement.  The Participant’s Account balance (unadjusted for gains or losses subsequent to the forfeiture) shall be restored if he repays to the Trustee the full amount of any distribution with respect to which the forfeiture arose prior to the earlier of (1) the date on which he incurs a Period of Severance of five years commencing after his distribution, or (2) the fifth anniversary of the first date on which the Participant subsequently performs his first Hour of Service after his Separation From Service.  A Participant who is deemed to have received a distribution under Section 5.04 (because he had no Nonforfeitable Interest in his Account balance) will be deemed to have repaid his Account balance upon his reemployment if he is reemployed before the earlier of the dates specified in clauses (1) and (2) in the preceding sentence.

(b)           Amount Restored.  The amount to be restored under the preceding provisions of this Section 8.02 shall be the dollar value of the Account balance, both the amount distributed and the amount forfeited.  The Participant’s Account balance shall be restored as soon as administratively practicable after the later of the date the Participant first performs an Hour of Service after his Separation From Service or the date on which any required repayment is completed.

(c)           No Other Basis for Restoration.  Except as otherwise provided above, a Participant’s Account balance shall not be restored after it has been forfeited pursuant to Section 8.01.

8.03         Forfeitures by Lost Participants or Beneficiaries.  If a person who is entitled to a distribution cannot be located during a reasonable search after the Committee has initially attempted making payment, his Account balance shall be forfeited.  However, if at any time prior to the termination of the Plan and the complete distribution of the Trust assets, the missing

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former Participant or Beneficiary files a claim with the Committee for the forfeited Account balance, that Account balance shall be reinstated (without adjustment for trust income or losses during the period of forfeiture) effective as of the date of the receipt of the claim.

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ARTICLE IX

ACTIVE SERVICE

9.01         General.  For purposes of determining an Employee’s eligibility to participate in the Plan and his Nonforfeitable Interest in his Account balance, the Employee shall receive credit for Active Service commencing on the later of (1) April 1, 1986 or (2) the date he first performs an Hour of Service and ending on his Severance From Service Date.  If an Employee Severs Service, he shall recommence earning Active Service when he again performs an Hour of Service.  If an Employee performs an Hour of Service within twelve months after his Severance From Service Date, the intervening Period of Severance shall be counted as Active Service.  When determining an Employee’s Active Service, all Periods of Service, whether or not completed consecutively, shall be aggregated on a per-day basis.  In aggregating Active Service, thirty days shall be counted as one month and 365 days shall be counted as one year of Active Service.  Except to the extent expressly provided otherwise in the Plan, an Employee shall be granted credit for all Periods of Service with Affiliated Employers (including Periods of Service performed while the Employee is not eligible to participate in the Plan because he does not satisfy the requirements of Section 2.01).

9.02         Disregard of Certain Service.  If an Employee incurs a Separation From Service at a time when he does not have a Nonforfeitable Interest in a portion of his Matching Contribution Account balance or his Supplemental Contribution Account balance and his Period of Severance continues for a continuous period of five years or more, the Period of Service completed by the Employee before the Period of Severance shall not be taken into account as Active Service, if his Period of Severance equals or exceeds his Period of Service, whether or not consecutive, completed before the Period of Severance.

9.03         Certain Brief Absences Counted as Active Service.  If an Employee performs an Hour of Service within 365 days after he Severs Service, the intervening Period of Severance shall be counted as a Period of Service.

9.04         Service Credit Required by Law.  An Employee will be granted credit for Active Service for time he is not actively performing services for an Affiliated Employer to the extent required under federal law.  An Employee will be granted credit for Active Service for services performed for a predecessor employer to the extent required by section 414(a) of the Code and Regulations issued thereunder.

9.05         Special Maternity or Paternity Absence Rules.  Except as specified below, the period of time between (a) the first anniversary of the first day of a Maternity or Paternity Absence of an Employee and (b) the second anniversary of the first day of the absence shall not be counted as a Period of Severance or as Active Service.  However, if the Employee returns to active employment with an Affiliated Employer prior to the expiration of twelve months following the earlier of (1) the date of his Separation From Service  or (2) the second anniversary of the first day of his Maternity or Paternity Absence, he shall be granted Active Service for the entire period of his Maternity or Paternity Absence.

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9.06         Employment Records Conclusive.  The employment records of the Employer shall be conclusive for all determinations of Active Service.

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ARTICLE X

INVESTMENT ELECTIONS

10.01       Investment Funds Established.  It is contemplated that the assets of the Plan shall be invested in such categories of assets as may be determined from time to time by the Committee and announced and made available on an equal basis to all Participants and former Participants.  In accordance with procedures established by the Committee, each Participant and former Participant may designate the percentage of his Account to be invested in each investment fund available under the Plan.  Up to one hundred percent of the Trust assets may be invested in Sponsor Stock.

10.02       Election Procedures Established.  The Committee shall, from time to time, establish rules to be applied in a nondiscriminatory manner as to all matters relating to the administration of the investment of funds including, but not limited to, the following:

(a)           the percentage of a Participant’s or former Participant’s Account as it exists, from time to time, that may be transferred from one fund to another and the limitations based on amounts, percentages, time, or frequency, if any, on such transfers;

(b)           the percentage of a Participant’s future contributions, when allocated to his Account, that may be invested in any one or more funds and the limitations based upon amounts, percentages, time, or frequency, if any, on such investments in various funds;

(c)           the procedures for making investment elections and changing existing investment elections;

(d)           the period of notice required for making investment elections and changing existing investment elections;

(e)           the handling of income and change of value in funds when funds are in the process of being transferred between investment funds and to investment funds; and

(f)            all other matters necessary to permit the orderly operation of investment funds within the Plan.

When the Committee changes any previous applicable rule, it shall state the effective time of the change and the procedures for complying with any such change.  Any change shall remain effective until such date as stated in the change, or if none is stated, then until revoked or changed in a like manner.

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ARTICLE XI

ADOPTION OF PLAN BY OTHER EMPLOYERS

11.01       Adoption Procedure.  Any business organization may, with the approval of the Board, adopt the Plan by:

(a)           a certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument; and

(b)           providing all information required by the Committee and the Trustee.

11.02       No Joint Venture Implied.  The document which evidences the adoption of the Plan by an Employer shall become a part of the Plan.  However, neither the adoption of the Plan and the Trust by an Employer nor any act performed by it in relation to the Plan and the Trust shall ever create a joint venture or partnership relation between it and any other Employer.

11.03       All Trust Assets Available to Pay All Benefits.  The Accounts of Participants employed by the Employers that adopt the Plan shall be commingled for investment purposes.  All assets in the Trust shall be available to pay benefits to all Participants employed by any Employer.

11.04       Qualification a Condition Precedent to Adoption and Continued Participation.  The adoption of the Plan and the Trust by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust that are applicable to it and that the Plan and Trust continue in operation to maintain their qualified and exempt status.  In the event the adoption fails to initially qualify, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust assets applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio.  In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust assets allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Participants covered by that adoption.

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ARTICLE XII

AMENDMENT AND TERMINATION

12.01       Right to Amend and Limitations Thereon.  The Sponsor has the sole right to amend the Plan.  An amendment may be made by a certified resolution or consent of the Board, or by an instrument in writing executed by the appropriate officer of the Sponsor.  The amendment must describe the nature of the amendment and its effective date.  No amendment shall:

(a)           vest in an Employer any interest in the Trust;

(b)           cause or permit the Trust assets to be diverted to any purpose other than the exclusive benefit of the present, former or future Participants and their Beneficiaries except under the circumstances described in Section 3.13;

(c)           decrease the Account of any Participant or former Participant, or eliminate an optional form of payment in violation of section 411(d)(6) of the Code; or

(d)           change the vesting schedule to one which would result in a Participant’s or former Participant’s Nonforfeitable Interest in his Account balance (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant or former Participant being less than his Nonforfeitable Interest computed under the Plan without regard to the amendment.  If the Plan’s vesting schedule is amended or if the Plan is deemed amended by an automatic change to or from a top–heavy vesting schedule, each Participant or former Participant who has at least three years of Active Service as of the date of the amendment or change shall have his nonforfeitable percentage computed under the Plan without regard to the amendment or the change if that results in a higher Nonforfeitable Interest in his Account balance.

Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment.  A rejection shall constitute a withdrawal from the Plan by that Employer unless the Sponsor acquiesces in the rejection.

12.02       Mandatory Amendments.  The Contributions of each Employer to the Plan are intended to be:

(a)           deductible under the applicable provisions of the Code;

(b)           except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

(c)           except as otherwise prescribed by applicable law, exempt from with- holding under the Code; and

(d)           excludable from any Employee’s regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

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The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.

12.03       Withdrawal of Employer.  An Employer may withdraw from the Plan and the Trust if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee.  The Committee shall then determine the portion of the Trust assets that is attributable to the Participants employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor trustee when it receives a designation of the successor from the withdrawing Employer.

A withdrawal shall not terminate the Plan and the Trust with respect to the withdrawing Employer, if the Employer either appoints a successor trustee and reaffirms the Plan and the Trust as its new and separate plan and trust intended to qualify under section 401(a) of the Code, or establishes another plan and trust intended to qualify under section 401(a) of the Code.

The determination of the Committee, in its sole discretion, of the portion of the Trust assets that is attributable to the Participants employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee’s transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Participants employed by that Employer and their Beneficiaries, and the successor trustee.

12.04       Termination of Plan.  The Sponsor may terminate the Plan and the Trust with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination.

12.05       Partial or Complete Termination or Complete Discontinuance of Contributions.  Without regard to any other provision of the Plan, if there is a partial or total termination of the Plan (within the meaning of section 411 of the Code) or there is a complete discontinuance of the Employer’s Contributions (within the meaning of section 411 of the Code), each of the affected Participants shall immediately have a fully Nonforfeitable Interest in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account.  If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Participant’s Account beginning with the Plan Year for which they were resumed.

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ARTICLE XIII

MISCELLANEOUS

13.01       Plan Not an Employment Contract.  The maintenance of the Plan and the Trust is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment.  Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee’s right to terminate his employment at any time.

13.02       Benefits Provided Solely From Trust.  All benefits payable under the Plan shall be paid or provided for solely from the Trust.  No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.

13.03       Assignments Prohibited.  No principal or income payable or to become payable from the Trust Fund shall be subject to anticipation or assignment by a Participant, former Participant or Beneficiary to attachment by, interference with, or control of any creditor of a Participant, former Participant or Beneficiary; or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant, former Participant, or Beneficiary prior to its actual receipt by the Participant, former Participant or Beneficiary.  Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of any Trust assets, any part of it, or any interest in it by a Participant, former Participant or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of the Trust itself.  The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Participant , former Participant, or Beneficiary of the Trust, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Participant, former Participant or Beneficiary for any cause whatsoever.  These prohibitions against the alienation of a Participant’s Account shall not apply to a Qualified Domestic Relations Order or to a voluntary revocable assignment of benefits not in excess of ten percent of the amount of any payment from the Plan if such assignment complies with Regulations issued under section 401(a)(13) of the Code.  Further, effective for judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997, these prohibitions shall not apply to any offset of a Participant’s or former Participant’s benefits provided under a Plan against an amount that the Participant or former Participant is ordered or required to pay to the Plan if—(a) the order or requirement to pay arises—(1) under a judgment of conviction for a crime involving the Plan, (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with an alleged violation of part 4 of subtitle B of title I of ERISA, or (3) pursuant to a settlement agreement between the Secretary of Labor and the Participant or former Participant in connection with a violation (or alleged violation) of part 4 of subtitle B of ERISA by a fiduciary or any other person, and (b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s or former Participant’s benefits provided under the Plan.

XIII-1

13.04       Requirements Upon Merger or Consolidation of Plans.  The Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Participant and former Participants would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

13.05       Gender of Words Used.  If the context requires it, words of one gender when used in the Plan shall include the other gender, and words used in the singular or plural shall include the other.

13.06       Severability.  Each provision of this Agreement may be severed.  If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

13.07       Reemployed Veterans. The requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied with in the operation of the Plan in the manner permitted under section 414(u) of the Code.

13.08       Limitations on Legal Actions.  No person may bring an action pertaining to the Plan or Trust until he has exhausted his administrative claims and appeal remedies identified in Section 5.12 and 5.13.  Further, no person may bring an action pertaining to a claim for benefits under the Plan or the Trust following 180 days after the Committee’s final denial of his claim for benefits.

13.09       Governing Law.  The provisions of the Plan shall be construed, administered, and governed under the laws of the United States unless the specific matter in question is governed by state law in which event the laws of the State of Texas shall apply.

XIII-2

IN WITNESS WHEREOF, Quanex Corporation has caused this Agreement to be executed this 30th day of December, 2002, in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of January, 2002, except for those provisions which have an earlier effective date provided by law, or as otherwise provided under applicable provisions of the Plan.

QUANEX CORPORATION

By:	/s/ Paul J. Giddens
Name: Paul J. Giddens
Title: Vice President Human Resources and Administration

XIII-3

APPENDIX A

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

PART A.1  Definitions

Definitions.  As used herein the following words and phrases have the meaning attributed to them below:

A.1.1       “Actual Contribution Ratio” shall mean the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee’s Annual Compensation for the same Plan Year.  For this purpose, Annual Compensation for any portion of the Plan Year in which the Employee was not an eligible Employee (as defined in Section A.2.4) will not be taken into account.

A.1.2       “Actual Deferral Percentage” means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee’s Annual Compensation for the Plan Year.

A.1.3       “Actual Deferral Ratio” means the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee’s Annual Compensation for the same Plan Year. For this purpose, Annual Compensation for any portion of the Plan Year in which the Employee was not an eligible Employee (as defined in Section A.2.3) will not be taken into account.

A.1.4       “Annual Additions”  means the sum of the following amounts credited on behalf of a Participant for the Limitation Year:  (a) Employer contributions excluding Catch-up Salary Deferral Contributions and including Salary Deferral Contributions, (b) Employee after-tax contributions, and (c) forfeitures.  For this purpose, Employee contributions are determined without regard to any rollover contributions (as defined in sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code without regard to employee contributions to a simplified employee pension which are excludable from gross income under section 408(k)(6) of the Code).  Excess 401(k) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution.  Excess Deferrals that are timely distributed as set forth in Section A.3.1 will not be treated as Annual Additions.

A.1.5       “Contribution Percentage” shall mean, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee’s Annual Compensation for the Plan Year.

A.1.6       “Excess Aggregate 401(m) Contributions” means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(m) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section A.2.4.

A.1.7       “Excess Amount” shall mean the excess of the Annual Additions credited to the Participant’s Account for the Limitation Year over the Maximum Permissible Amount.

A.1.8       “Excess 401(k) Contributions” means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid to the Trustee on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section A.2.3.

A.1.9       “Limitation Year” shall mean the Plan Year.  All qualified plans maintained by any Affiliated Employer must use the same Limitation Year.  If the Limitation Year is amended to a different 12–consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

A.1.10     “Maximum Permissible Amount” means the lesser of (1) $40,000.00 as adjusted by the Secretary of Treasury for increases in the cost of living or (2) 100 percent of the Participant’s Annual Compensation for the Limitation Year.  The Annual Compensation limitation referred to in clauses (2) of the immediately preceding sentences shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code.  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the dollar limitation in effect under section 415(c)(1)(A) of the Code multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

A.1.11     “Section 401(k) Contributions” means the sum of Salary Deferral Contributions made on behalf of the Participant during the Plan Year, and QNECs that the Employer elects to have treated as section 401(k) Contributions pursuant to section 401(k)(3)(d)(ii) of the Code.

A.1.12     “Section 401(m) Contributions” shall mean the sum of Matching Contributions and After–Tax Contributions made on behalf of the Participant during the Plan Year and other amounts that the Employer elects to have treated as Section 401(m) Contributions pursuant to section 401(m)(3)(B) of the Code.

PART A.2  Limitations on Contributions

A.2.1       Limitations Based upon Deductibility and the Maximum Allocation Permitted to a Participant’s Account.  Notwithstanding any other provision of the Plan, no Employer shall make any contribution that would be a nondeductible contribution within the meaning of section 4972 of the Code or that would cause the limitation on allocations to each Participant’s Account under section 415 of the Code and Section A.4.1 to be exceeded.

A.2.2       Dollar Limitation upon Salary Deferral Contributions.  The maximum Salary Deferral Contribution that a Participant may elect to have made on hib behalf during a calendar year may not, when added to his elective deferrals under other plans or arrangements which are both (1) described in sections 401(k), 403(b), 408(k) and 408(p)(2) of the Code and (2) maintained by the Employer or an Affiliated Employer, exceed the amount of the limitation in effect under section 402(g)(1) of the Code for the Participant’s taxable year beginning in such calendar year.  For purposes of applying the requirements of Section A.2.3, Excess Deferrals shall not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with this Section.  However, Excess Deferrals made to the Plan on behalf of Non–Highly Compensated Employees are not to be taken into account under Section  A.2.3.

A.2.3       Limitation Based upon Actual Deferral Percentage.  The Actual Deferral Percentage for eligible Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:

(a)           the Actual Deferral Percentage of the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

(b)           the excess of the Actual Deferral Percentage of the eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Salary Deferral Contributions for all or part of the Plan Year.  A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee.  If no Salary Deferral

Contributions are made for an eligible Employee, the Actual Deferral Ratio that shall be included for him in determining the Actual Deferral Percentage is zero.  If the Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in the Plan and the other plans shall be treated as one plan for purposes of this Section.  If any Participant who is a Highly Compensated Employee is a participant in any other cash or deferred arrangements of the Employer, when determining the deferral percentage of such Participant, all such cash or deferred arrangements are treated as one plan for these dates.

Notwithstanding the foregoing, an individual who is not a Highly Compensated Employee and who has not satisfied the minimum age and service requirements of section 410(a)(1)(A) of the Code will not be treated as an eligible Employee for purposes of this Section A.2.3 if the Sponsor elects to apply section 410(b)(4)(3) of the Code in determining whether the Plan meets the requirements of section 401(k)(3) of the Code.

A Salary Deferral Contribution will be taken into account under the Actual Deferral Percentage test of section 401(k) of the Code and this Section for a Plan Year only if it relates to Considered Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year (but for the deferral election).  In addition, a Section 401(k) Contribution will be taken into account under the Actual Deferral Percentage test of section 401(k) of the Code and this Section for a Plan Year only if it is allocated to an Employee as of a date within that Plan Year.  For this purpose a Section 401(k) Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Section 401(k) Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Section 401(k) Contribution relates.

Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan’s cash or deferred arrangement to be disqualified for the Plan Year for which the Excess 401(k) Contributions were made and for all subsequent years during which they remain in the Trust.  Also, the Employer will be liable for a ten percent excise tax on the amount of Excess 401(k) Contributions unless they are corrected within 2½ months after the close of the Plan Year for which they were made.

A.2.4       Limitation Based upon Contribution Percentage.  The Contribution Percentage for eligible Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Contribution Percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:

(a)           the Contribution Percentage for all other eligible Employees multiplied by 1.25; or

(b)           the lesser of the Contribution Percentage for all other eligible Employees multiplied by two, or the Contribution Percentage for all other eligible Employees plus two percentage points.

For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions for all or part of the Plan Year.  Except as provided below, an Employee who would be eligible to receive an allocation of Matching Contributions but for his election not to participate is an eligible Employee.  An Employee who would be eligible to receive an allocation of Matching Contributions but for the limitations on his Annual Additions imposed by section 415 of the Code is an eligible Employee.

Notwithstanding the foregoing, an individual who is not a Highly Compensated Employee and who has not satisfied the minimum age and service requirements of section 410(a)(1)(A) of the Code will not be treated as an eligible Employee for purposes of this Section A.2.4 if the Sponsor elects to apply section 410(b)(4)(B) of the Code in determining whether the Plan meets the requirements of section 401(m)(2) of the Code.

If no Section 401(m) Contributions are made on behalf of an eligible Employee the Actual Contribution Ratio that shall be included for him in determining the Contribution Percentage is zero.  If the Plan and any other plan or plans to which Section 401(m) Contributions are made are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, the Plan and those plans are to be treated as one.  The Actual Contribution

Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of an Affiliated employer to which employee or matching contributions are made is calculated by treating all the plans in which the Employee is eligible to participate as one plan.  However, plans that are not permitted to be aggregated under Regulation section 1.410(m)–1(b)(3)(ii) are not aggregated for this purpose.

A Matching Contribution will be taken into account under this Section for a Plan Year only if (1) it is allocated to the Employee’s Account as of a date within the Plan Year, (2) it is paid to the Trust no later than the end of the 12-month period beginning after the close of the Plan Year, and (3) it is made on behalf of an Employee on account of his Salary Deferral Contributions for the Plan Year.

At the election of the Employer, a Participant’s Salary Deferral Contributions, and QNECs made on behalf of the Participant during the Plan Year shall be treated as Section 401(m) Contributions that are Matching Contributions provided that the conditions set forth in Regulation section 1.401(m)–1(b)(5) are satisfied.  Salary Deferral Contributions may not be treated as Matching Contributions for purposes of the contribution percentage test set forth in this Section unless such contributions, including those taken into account for purposes of the test set forth in this Section, satisfy the actual deferral percentage test set forth in Section A.2.3.  Moreover, Salary Deferral Contributions and QNECs may not be taken into account for purposes of the test set forth in this Section to the extent that such contributions are taken into account in determining whether any other contributions satisfy the actual deferral percentage test set forth in Section A.2.3.  Finally, Salary Deferral Contributions and QNECs may be taken into account for purposes of the test set forth in this Section only if they are allocated to the Employee’s Account as of a date within the Plan Year being tested within the meaning of Regulation section 1.401(k)–1(b)(4).

Failure to correct Excess Aggregate 401(m) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be qualified for the Plan Year for which the Excess Aggregate 401(m) Contributions were made and for all subsequent years during which they remain in the Trust.  Also, the Employer will be liable for a ten percent excise tax on the amount of Excess Aggregate 401(m) Contributions unless they are corrected within 2½ months after the close of the Plan Year for which they were made.

PART A.3  Correction Procedures For Erroneous Contributions

A.3.1       Excess Deferral Fail Safe Provision.  As soon as practical after the close of each Plan Year, the Committee shall determine if there would be any Excess Deferrals.  If there would be an Excess Deferral by a Participant, the Excess Deferral as adjusted by any earnings or losses, will be distributed to the Participant no later than April 15 following the Participant’s taxable year in which the Excess Deferral was made.  The income allocable to the Excess Deferrals for the taxable year of the Participant shall be determined by multiplying the income for the taxable year of the Participant allocable to Salary Deferral Contributions by a fraction.  The numerator of the fraction is the amount of the Excess Deferrals made on behalf of the Participant for the taxable year.  The denominator of the fraction is the Participant’s total Salary Deferral Account balance as of the beginning of the taxable year plus the Participant’s Salary Deferral Contributions for the taxable year.

A.3.2       Actual Deferral Percentage Fail Safe Provision.  As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation set forth in Section A.2.3.  If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those contributions as calculated in the specific manner required by Section A.3.5) shall be distributed or (b) the Employer may make a QNEC which it elects to have treated as a Section 401(k) Contribution.  However, a QNEC shall not be taken into account for purposes of the test set forth in section 401(k) of the Code and Section A.2.3 for such Plan Year unless it is made and allocated by the close of such Plan Year.

The amount of Excess 401(k) Contributions to be distributed shall be determined in the following manner:

First, the Plan will determine how much the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio would have to be reduced to satisfy the Actual Deferral Percentage Test or cause such Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.  If a lesser reduction would enable the Plan to satisfy the Actual Deferral

Percentage Test, only this lesser reduction may be made.  Second, this process is repeated until the Actual Deferral Percentage Test is satisfied.  The amount of Excess 401(k) Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Annual Compensation.

Then, the total amount of Excess 401(k) Contributions shall be distributed on the basis of the respective amounts attributable to each Highly Compensated Employee.  The Highly Compensated Employees subject to the actual distribution are determined using the “dollar leveling method.”  The Salary Deferral Contributions of the Highly Compensated Employee with the greatest dollar amount of Salary Deferral Contributions and other contributions treated as Section 401(k) Contributions for the Plan Year are reduced by the amount required to cause that Highly Compensated Employee’s Salary Deferral Contributions to equal the dollar amount of the Salary Deferral Contributions and other contributions treated as Section 401(k) Contributions for the Plan Year of the Highly Compensated Employee with the next highest dollar amount. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already distributed under this Section A.3.2, would equal the total Excess 401(k) Contributions, the lesser reduction amount shall be distributed.  This process shall be continued until the amount of the Excess 401(k) Contributions have been distributed.

QNECs will be treated as Section 401(k) Contributions only if:  (a) the conditions described in Regulation section 1.401(k)–1(b)(5) are satisfied and (b) they are allocated to Participants’ Accounts as of a date within that Plan Year and are actually paid to the Trust no later than the end of the 12–month period immediately following the Plan Year to which the contributions relate.  If the Employer makes a QNEC that it elects to have treated as a Section 401(k) Contribution, the Contribution will be in an amount necessary to satisfy the Actual Deferral Percentage test and will be allocated first to those Non–Highly Compensated Employees who had the lowest Actual Deferral Ratio.

Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each Highly Compensated Employee.  The amount of Excess 401(k) Contributions to be distributed for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.  To the extent that Excess Section 401(k) Contributions are distributed pursuant to this Section A.3.2, the Matching Contributions made with respect to those Excess Section 401(k) Contributions shall be forfeited.

A.3.3       Contribution Percentage Fail Safe Provision.  If the limitation set forth in Section A.2.4 would be exceeded for any Plan Year any one or more of the following corrective action shall be taken before the close of the following Plan Year as determined by the Committee in its sole discretion: (a) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the manner set forth in Section A.3.5) shall be forfeited or (b) the Employer may make a QNEC which it elects to have treated as a Section 401(m) Contribution.  However a QNEC shall not be taken into account for purposes of the test set forth in section 401(m) of the Code and Section A.2.4 for such Plan Year unless it is made and allocated by the close of such Plan Year.

The amount of Excess Aggregate 401(m) Contributions to be distributed shall be determined in the following manner:

First, the Plan will determine how much the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio would have to be reduced to satisfy the Actual Contribution Percentage Test or cause such Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.  If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made.  Second, this process is repeated until the Actual Contribution Test is satisfied.  The amount of Excess Aggregate 401(m) Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s Annual Compensation.

Then, the total amount of Excess Aggregate 401(m) Contributions shall be forfeited on the basis of the respective amounts attributable to each Highly Compensated Employee.  The Highly Compensated Employees

subject to the forfeitures are determined using the “dollar leveling method.” The After-Tax Contributions and Matching Contributions of the Highly Compensated Employee with the greatest dollar amount of After-Tax Contributions and Matching Contributions and other contributions treated as matching contributions for the Plan Year are reduced by the amount required to cause that Highly Compensated Employee’s After-Tax Contributions and Matching Contributions and other contributions treated as Section 401(m) Contributions for the Plan Year to equal the dollar amount of the After-Tax Contributions and Matching Contributions and other contributions treated as Section 401(m) Contributions for the Plan Year of the Highly Compensated Employee with the next highest dollar amount. This amount is then forfeited from the Account of the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already forfeited under this Section A.3.3, would equal the total Excess Aggregate 401(m) Contributions, the lesser reduction amount shall be forfeited. This process shall be continued until the amount of the Excess Aggregate 401(m) Contributions have been forfeited.

A.3.4       Alternative Limitation Fail Safe.  As soon as practicable after the close of each Plan Year, the Committee shall determine whether the alternative limitation would be exceeded.  If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year the Actual Deferral Percentage or Contribution Percentage of the eligible Highly Compensated Employees, or a combination of both, shall be reduced by distributions made in the manner described in the Regulations.  These distributions shall be in addition to and not in lieu of distributions required for Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.

A.3.5       Income Allocable to Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.  The income allocable to Excess 401(k) Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(k) Contributions by a fraction.  The numerator of the fraction shall be the amount of Excess 401(k) Contributions made on behalf of the Participant for the Plan Year.  The denominator of the fraction shall be the Participant’s total Account balance attributable to Section 401(k) Contributions as of the beginning of the Plan Year plus the Participant’s Section 401(k) Contributions for the Plan Year.  The income allocable to Excess Aggregate 401(m) Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(m) Contributions by a fraction.  The numerator of the fraction shall be the amount of Excess Aggregate 401(m) Contributions made on behalf of the Participant for the Plan Year.  The denominator of the fraction shall be the Participant’s total Account balance attributable to Section 401(m) Contributions as of the beginning of the Plan Year plus the Participant’s Section 401(m) Contributions for the Plan Year.

PART A.4  Limitation on Allocations

A.4.1       Basic Limitation on Allocations.  The Annual Additions which may be credited to a Participant’s Accounts under the Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Account for the same Limitation Year under any other qualified defined contribution plans maintained by any Affiliated Employer.  If the Annual Additions with respect to the Participant under such other qualified defined contribution plans are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Accounts under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated under the Plan will be reduced so that the Annual Additions under all qualified defined contribution plans maintained by any Affiliated Employer for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the Participant under such other qualified defined contribution plans maintained by any Affiliated Employer in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under the Plan for the Limitation Year.

A.4.2       Estimation of Maximum Permissible Amount.  Prior to determining the Participant’s actual Annual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Participant’s Annual Compensation for such Limitation Year, uniformly determined for all Participants similarly situated.  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant’s actual Annual Compensation for such Limitation Year.

A.4.3       Attribution of Excess Amounts.  If a Participant’s Annual Additions under the Plan and all other qualified defined contribution plans maintained by any Affiliated Employer result in an Excess Amount, the total Excess Amount shall be attributed to the Plan.

A.4.4       Treatment of Excess Amounts.  If an Excess Amount attributed to the Plan is held or contributed as a result of or because of (i) the allocation of forfeitures, (ii) reasonable error in estimating a Participant’s Considered Compensation, (iii) reasonable error in calculating the maximum Salary Deferral Contribution that may be made with respect to a Participant under section 415 of the Code or (iv) any other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the Excess Amount shall be reduced as follows:

(a)           First, the Excess Amount shall be reduced to the extent necessary by distributing to the Participant all Salary Deferral Contributions together with their earnings.  These distributed amounts are disregarded for purposes of the testing and limitations contained in this Appendix A.

(b)           Second, if the Participant is still employed by the Employer at the end of the Limitation Year, then such Excess Amounts shall not be distributed to the Participant, but shall be reallocated to a suspense account and shall be reapplied to reduce future Employer Contributions (including any allocation of forfeitures) under the Plan for such Participant in the next Limitation Year, and for each succeeding Limitation Year, if necessary.

(c)           If, after application of paragraph (b) of this Section, an Excess Amount still exists, and the Participant is not still employed by the Employer at the end of the Limitation Year, then such Excess Amounts in the Participant’s Accounts shall not be distributed to the Participant, but shall be reallocated to a suspense account and shall be reapplied to reduce future Employer Contributions (including allocation of any forfeitures), for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary.

(d)           If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund’s investment gains and losses.  If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer Contribution may be made to the Plan for that Limitation Year.  Excess Amounts may not be distributed to Participants or former Participants.  If the Plan is terminated while a suspense account described in this Section is in existence, the amount in such suspense account shall revert to the Employer(s) to which it is attributable.

APPENDIX B

TOP–HEAVY REQUIREMENTS

PART B.1  Definitions

Definitions.  As used herein, the following words and phrases have the meaning attributed to them below:

B.1.1       “Aggregate Accounts” means the total of all account balances.

B.1.2       “Aggregation Group” means (a) each plan of the Employer or any Affiliated Employer in which a Key Employee is a Participant and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either section 401(a)(4) or 410 of the Code.  Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of section 401(a)(4) and 410 of the Code with that plan being taken into account.

B.1.3       “Determination Date” means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.

B.1.4       “Key Employee” means “Key Employee” means an Employee or former Employee (including a deceased Employee) who at any time during the Plan Year is (a) an officer of any Affiliated Employer having Annual Compensation greater than $130,000.00 (as adjusted by the Secretary of Treasury from time to time for increases in the cost of living), (b) a Five Percent Owner of any Affiliated Employer, treated separately, or (c) a One Percent Owner of any Affiliated Employer, treated separately, having Annual Compensation greater than $150,000.00.  For this purpose no more than fifty (50) employees or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees shall be treated as officers.

For purposes of determining the number of officers taken into account, the following employees shall be excluded:  (1) employees who have not completed six (6) months of Vesting Service, (2) employees who normally work less than seventeen and one-half (17-1/2) hours per week, (3) employees who normally work not more than six (6) months during any year, (4) employees who have not attained the age of twenty-one (21), and (5) except to the extent provided in Regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliated Employer.  Section 416(i) of the Code shall be used to determine percentage of ownership.

The determination of who is a Key Employee will be made in accordance with section 416(i) of the Code and applicable Regulations.

B.1.5       “Non-Key Employee” means any Employee who is not a Key Employee.

B.1.6       “Top-Heavy Plan” means any plan which has been determined to be top-heavy under the test described in Appendix B of the Plan.

PART B.2  Application

B.2.1       Application.  The requirements described in this Appendix B shall apply to each Plan Year that the Plan is determined to be a Top–Heavy Plan.

B.2.2       Top-Heavy Test.  If on the Determination Date the Aggregate Accounts of Key Employees in the Plan exceed 60 percent of the Aggregate Accounts of all Employees in the Plan, the Plan shall be a Top–Heavy Plan for that Plan Year.  In addition, if the Plan is required to be included in an Aggregation Group and that group is a top–heavy group, the Plan shall be treated as a Top–Heavy Plan.  An Aggregation Group is a top–heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains the Plan, plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains the Plan) is more than 60 percent of a similar sum determined for all employees covered in the Aggregation Group which contains the Plan.

In applying the above tests, the following rules shall apply:

(a)                  in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan after his Separation From Service and during the one-year period ending on the Determination Date;

(b)                 in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan prior to his Separation From Service and during the five-year period ending on the Determination Date;

(c)                  all rollover contributions made by the Employee to the Plan shall not be considered by the Plan for either test;

(d)                 if an Employee is a Non–Key Employee under the Plan for the Plan Year but was a Key Employee under the Plan for a prior Plan Year, his Account shall not be considered; and

(e)                  notwithstanding any other provision of the Plan, benefits shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Employer during the last one-year period ending upon the Determination Date.

B.2.3       Vesting Restrictions if Plan Becomes Top-Heavy.  If a Participant has at least one Hour of Service during a Plan Year when the Plan is a Top–Heavy Plan, he shall either vest under each of the normal vesting provisions of the Plan or under the following vesting schedule, whichever is more favorable:

Completed Years of Active Service	Vested Percentage of Amount In Accounts Containing Employer Contributions

Less than two years	0
Two years but less than three years	20
Three years but less than four years	40
Four years but less than five years	60
Five years but less than six years	80
Six years or more	100

If the Plan ceases to be a Top–Heavy Plan, this requirement shall no longer apply.  After that date, the normal vesting provisions of the Plan shall be applicable to all subsequent Contributions by the Employer.

For purposes of this Section B.2.3 Years of Active Service shall be determined under the rules of section 411(a)(4), (5) and (6) of the Code except that Years of Active Service beginning prior to January 1, 1984 and Years of Active Service for any Plan Year for which the Plan was not top-heavy shall be disregarded.  Also, any Year of Active Service shall be disregarded to the extent that such Year of Active Service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee for former Key Employee.

B.2.4       Minimum Contributions if Plan Becomes Top-Heavy.  If the Plan is a Top-Heavy Plan and the normal allocation of the Employer Contribution and forfeitures is less than five percent of any Non-Key Employee Participant’s Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Contribution and the forfeitures among the Participants who are Non-Key Employees and who are in the employ of the Employer at the end of the Plan Year in proportion to each such Participant’s Annual Compensation until each Non–Key Employee Participant has had an amount equal to five percent of his Annual Compensation allocated to his Account.  At that time, any more Employer Contributions or forfeitures shall be allocated under the normal allocation procedures described earlier in the Plan.  Amounts that may be treated as Section 401(k) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(k) Contributions for purposes of the Actual Deferral Percentage test.

In applying this restriction, the following rules shall apply:

(a)           Each Employee who is eligible for participation (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and

(b)           All defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the three percent maximum; this required aggregation shall not apply if the Plan is also required to be included in an Aggregation Group which includes a defined benefit plan and the Plan enables that defined benefit plan to meet the requirements of sections 401(a)(4) or 410 of the Code.

B.2.5       Disregard of Government Programs.  If the Plan is a Top–Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under Chapter 2 of the Code (relating to the tax on self–employment income), Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or State law.

APPENDIX C

ADMINISTRATION OF THE PLAN

C.1          Appointment, Term, Resignation, and Removal.  The Board shall appoint a Committee of not less than two persons, the members of which shall serve until their resignation, death, or removal.  The Sponsor shall notify the Trustee in writing of its composition from time to time. Any member of the Committee may resign at any time by giving written notice of such resignation to the Sponsor. Any member of the Committee may be removed by the Board, with or without cause. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by such persons as may be appointed by the Board.

C.2          Powers.  The Committee shall have exclusive responsibility for the administration of the Plan, according to the terms and provisions of this document, and shall have all powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

(a)           to make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions thereof, provided such rules and regulations are evidenced in writing;

(b)           to construe all terms, provisions, conditions, and limitations of the Plan; and its construction thereof made in good faith and without discrimination in favor of or against any Participant or former Participant shall be final and conclusive on all parties at interest;

(c)           to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all parties at interest, and its judgment in such matters shall be final and conclusive as to all parties at interest;

(d)           to select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan, and any agent, firm, or employee so selected by the Committee may be a disqualified person, but only if the requirements of section 4975(d) of the Code have been met;

(e)           to resolve all questions relating to the eligibility of Employees to become Participants, and to determine the period of Active Service and the amount of Considered Compensation upon which the benefits of each Participant shall be calculated;

(f)            to resolve all controversies relating to the administration of the Plan, including but not limited to (1) differences of opinion arising between the Employer and a Participant or former Participant, and (2) any questions it deems advisable to determine in order to promote the uniform and nondiscriminatory administration of the Plan for the benefit of all parties at interest;

(g)           to direct and instruct or to appoint an investment manager or managers which would have the power to direct and instruct the Trustee in all matters relating to the preservation, investment, reinvestment, management, and disposition of the Trust assets; provided, however, that the Committee shall have no authority that would prevent the Trustee from being an “agent independent of the issuer,” as that term is defined in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, at any time that the Trustee’s failure to maintain such status would result in the Sponsor or any other person engaging in a “manipulative or deceptive device or contrivance” under the provisions of Rule 10b-6 of such Act;

(h)           to direct and instruct the Trustee in all matters relating to the payment of Plan benefits and to determine a Participant’s or former Participant’s entitlement to a benefit should he appeal a denial of his claim for a benefit or any portion thereof; and

(i)            to delegate such of its clerical and recordation duties under the Plan as it may deem necessary or advisable for the proper and efficient administration of the Plan.

C.3          Organization.  The Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, without regard as to whether that person is a member of the Committee, who shall keep all records, documents, and data pertaining to its supervision of the administration of the Plan.

C.4          Quorum and Majority Action.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at any meeting will decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

C.5          Signatures.  The chairman, the secretary, and any one or more of the members of the Committee to which the Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the  Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after being notified of any such delegation of power in writing, shall thereafter accept and may rely upon any document executed by such member or members as representing the action of the Committee until the Committee files with the Trustee a written revocation of that delegation of power.

C.6          Disqualification of Committee Members.  A member of the Committee who is also a Participant of the Plan shall not vote or act upon any matter relating solely to himself.

C.7          Disclosure to Participants.  The Committee shall make available to each Participant, former Participant, and Beneficiary for his examination such records, documents, and other data as are required under ERISA, but only at reasonable times during business hours. No Participant, former Participant, or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Participant, former Participant, or Beneficiary, and the Committee shall not be required to make any data or records available other than those required by ERISA.

C.8          Standard of Performance.  The Committee and each of its members shall use the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in conducting his business as the administrator of the Plan; shall, when exercising its power to direct investments, diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and shall otherwise act in accordance with the provisions of the Plan and ERISA.

C.9          Liability of Administrative Committee and Liability Insurance.  No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager, or any Participant or former Participant who directs the investment of his Account or other agent appointed by the Committee except to the extent required by the terms of ERISA, and any other applicable state or federal law, which liability cannot be waived. No Participant of the Committee shall be liable for any act or omission on his own part except to the extent required by the terms of ERISA, and any other applicable state or federal law, which liability cannot be waived. In this connection, each provision hereof is severable and if any provision is found to be void as against public policy, it shall not affect the validity of any other provision hereof.

Further, it is specifically provided that the Trustee may, at the direction of the Committee, purchase out of the Trust assets insurance for the members of the Committee and any other fiduciaries appointed by the Committee, and for the Trust itself to cover liability or losses occurring by reason of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed by them under the Plan, provided such insurance permits recourse by the insurer against the members of the Committee or the other fiduciaries concerned in the case of a breach of a fiduciary obligation by one or more members of the Committee or other fiduciary covered thereby.

C.10        Bonding.  No member of the Committee shall be required to give bond for the performance of his duties hereunder unless required by a law which cannot be waived.

C.11        Compensation.  The Committee shall serve without compensation for their services, but shall be reimbursed by the Employers for all expenses properly and actually incurred in the performance of their duties under the Plan unless the Employers elect to have such expenses paid out of the Trust assets.

C.12        Persons Serving in Dual Fiduciary Roles.  Any person, group of persons, corporations, firm, or other entity may serve in more than one fiduciary capacity with respect to the Plan, including the ability to serve both as a successor trustee and as a member of the Committee.

C.13        Administrator.  For all purposes of ERISA, the administrator of the Plan within the meaning of ERISA shall be the Sponsor. The Sponsor shall have final responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any federal or state law, or any regulations promulgated thereunder.

C.14        Named Fiduciary.  The members of the Committee shall be the “named fiduciary” for purposes of section 402(a)(1) of ERISA, and as such shall have the authority to control and manage the operation and administration of the Plan, except to the extent such authority and control is allocated or delegated to other parties pursuant to the terms of the Plan.

C.15        Standard of Judicial Review of Committee Actions.  The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person’s right to benefits under the Plan, the correct amount and form of any such benefits; the authority to decide any appeal; the authority to review and correct the actions of any prior administrative committee; and all of the rights, powers, and authorities specified in this Appendix and elsewhere in the Plan.  Notwithstanding any provision of law or any explicit or implicit provision of this document, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan will be final and conclusive as to all parties other than the Sponsor or Trustee, including without limitation all Participants, former Participants and Beneficiaries, regardless of whether the Committee or one or more members thereof may have an actual or potential conflict of interest with respect to the subject matter of such action, ruling, or decision.  No such final action, ruling, or decision of the Committee will be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

C.16        Indemnification of Committee by the Sponsor.  The Sponsor shall indemnify and hold harmless the Committee, the Committee members, and any persons to whom the Committee has allocated or delegated its responsibilities in accordance with the provisions hereof, as well as any other fiduciary who is also an officer, director, or Employee of an Employer, and hold each of them harmless from and against all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the administration of the Plan which is not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

APPENDIX D

FUNDING

D.1          Benefits Provided Solely by Trust.  All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Employer assumes no liability or responsibility therefor.

D.2          Funding of Plan.  The Plan shall be funded by one or more separate Trusts.  If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.

D.3          Incorporation of Trust.  Each Trust is a part of the Plan.  All rights or benefits which accrue to a person under the Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with the Plan.

D.4          Authority of Trustee.  Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, are in his separate possession.  No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee.  Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of the Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of the Plan.

D.5          Allocation of Responsibility.  To the fullest extent permitted under section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of his act or failure to act.

D.6          Trustee’s Fees and Expenses.  The Trustee shall receive for its services as Trustee hereunder the compensation which from time to time may be agreed upon by the Sponsor and the Trustee.  All of such compensation, together with the expenses incurred by the Trustee in connection with the administration of this Trust, including fees for legal services rendered to the Trustee, all other charges and disbursements of the Trustee, and all other expenses of the Plan shall be charged to and deducted from the Trust Fund, unless the Sponsor elects in writing to have any part or all of such compensation, expenses, charges, and disbursements paid directly by the Sponsor.  The Trustee shall deduct from and charge against the Trust assets any and all taxes paid by it which may be levied or assessed upon or in respect of the Trust hereunder or the income thereof, and shall equitably allocate the same among the several Participants and former Participants.

D-1